Exhibit 4.2

CONN’S RECEIVABLES FUNDING 2019-A, LLC,

as Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

SERIES 2019-A SUPPLEMENT

Dated as of April 24, 2019

to

BASE INDENTURE

Dated as of April 24, 2019

CONN’S RECEIVABLES FUNDING 2019-A, LLC

$254,530,000 3.40% Asset Backed Fixed Rate Notes, Class A

$64,750,000 4.36% Asset Backed Fixed Rate Notes, Class B

$62,510,000 5.29% Asset Backed Fixed Rate Notes, Class C

Asset Backed Notes, Class R

Table of Contents

(continued)

EXHIBIT A-1	Form of Class [A][B][C] Restricted Global Note
EXHIBIT A-2	Form of Class A Temporary Regulation S Global Note
EXHIBIT A-3	Form of Class A Permanent Regulation S Global Note
EXHIBIT B-1	Form of Class R Note
EXHIBIT C	Form of Monthly Servicer Report
EXHIBIT D-1	Form of Transfer Certificate
EXHIBIT E-1	Form of Class R Transferee Certificate
EXHIBIT E-2	Reserved
EXHIBIT E-3	Form of Certificate to be Delivered to Exchange Temporary Regulation S Global Note for Permanent Regulation S Global Note
EXHIBIT E-4	Form of Certificate to Transfer from Restricted Global Note to Temporary Regulation S Global Note
EXHIBIT E-5	Form of Certificate to Transfer from Restricted Global Note to Permanent Regulation S Global Note
EXHIBIT E-6	Form of Certificate to Transfer from Temporary Regulation S Global Note to Restricted Global Note

SCHEDULE 1	List of Proceedings

-i-

SERIES 2019-A SUPPLEMENT, dated as of April 24, 2019 (as amended, modified, restated or supplemented from time to time in accordance with the terms hereof, this “Series Supplement”), by and between Conn’s Receivables Funding 2019-A, LLC, a limited liability company established under the laws of Delaware, as issuer (the “Issuer”), and Wells Fargo Bank, National Association, a national banking association validly existing under the laws of the United States of America, as trustee (together with its successors in such capacity under the Base Indenture referred to below, the “Trustee”), to the Base Indenture, dated as of April 24, 2019, between the Issuer and the Trustee (as amended, modified, restated or supplemented from time to time, exclusive of this Series Supplement, the “Base Indenture”).

Pursuant to this Series Supplement, the Issuer shall create a new Series of Notes and shall specify the principal terms thereof.

PRELIMINARY STATEMENT

WHEREAS, Section 2.2 of the Base Indenture provides, among other things, that Issuer and the Trustee may enter into a series supplement to the Base Indenture for the purpose of authorizing the issuance of this Series of Notes.

NOW, THEREFORE, the parties hereto agree as follows:

DESIGNATION

(a)          There is hereby created a Series of notes to be issued pursuant to the Base Indenture and this Series Supplement and such Series of notes shall be substantially in the form of Exhibit A-1, Exhibit A-2, Exhibit A-3 or Exhibit B-1 hereto, as applicable, executed by or on behalf of the Issuer and authenticated by the Trustee and designated generally 3.40% Asset Backed Fixed Rate Notes, Class A, Series 2019-A (the “Class A Notes”), 4.36% Asset Backed Fixed Rate Notes, Class B, Series 2019-A (the “Class B Notes”), 5.29% Asset Backed Fixed Rate Notes, Class C, Series 2019-A (the “Class C Notes”) and Asset Backed Notes, Class R, Series 2019-A (the “Class R Notes” and, together with the Class A Notes, Class B Notes and Class C Notes, the “Notes”). The Class A Notes, Class B Notes and Class C Notes shall be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. The Class R Notes shall be issued in an aggregate nominal principal amount of $100 (which will be deemed to be the equivalent of 10,000 units), in minimum denominations of $1.10 (which will be deemed to be the equivalent of 110 units) (other than with respect to the Tax Matters Partner Amount to be issued to the Depositor).

(b)          Series 2019-A (as defined below) shall not be subordinated to any other Series.

SECTION 1.        Definitions. In the event that any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Base Indenture, the terms and provisions of this Series Supplement shall govern. All Article, Section or subsection references herein mean Articles, Sections or subsections of the Base Indenture as supplemented by this Series Supplement, except as otherwise provided herein. All capitalized terms not otherwise defined herein are defined in the Base Indenture. Each capitalized term defined herein shall relate only to the Notes.

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“Aggregate Investor Net Loss Amount” means, with respect to any Monthly Period, an amount equal to the Outstanding Receivables Balance of all Receivables that became Defaulted Receivables during such Monthly Period (each respective Outstanding Receivables Balance being measured as of the date the relevant Receivable became a Defaulted Receivable) minus any Deemed Collections and Recoveries deposited into the Collection Account during such Monthly Period in respect of Receivables that have become Defaulted Receivables before or during such Monthly Period.

“Annualized Net Loss Percentage” means, with respect to any Monthly Period an amount equal to twelve (12) multiplied by (a) (1) the Outstanding Receivables Balance of all Receivables that became Defaulted Receivables during such Monthly Period, minus (2) all Recoveries during such Monthly Period, divided by (b) the aggregated Outstanding Receivables Balance as of the beginning of the Monthly Period.

“Annualized Net Loss Trigger” means, for any Determination Date, the average of the Annualized Net Loss Percentage for the three Monthly Periods immediately preceding such Determination Date (or, if fewer, the number of Monthly Periods from and after the Cut-Off Date) exceeds (i) 40.00% for any Determination Date up to and including the October 2020 Determination Date, and (ii) 50.00% thereafter.

“Available Funds” means, with respect to any Monthly Period, distributions received by the Issuer in respect of the Receivables Trust Certificate, representing Collections that were deposited into the Collection Account during such Monthly Period.

“Back-Up Servicing Agreement” means that certain Back-Up Servicing Agreement, dated on or about the date hereof, among Systems & Services Technologies, Inc., as Back-Up Servicer, the Sponsor, Conn’s Receivables 2019-A Trust, the Issuer, and the Trustee.

“Base Indenture” is defined in the preamble of this Series Supplement.

“Class A Additional Interest” has the meaning specified in Section 5.12(a).

“Class A Deficiency Amount” has the meaning specified in Section 5.12(a).

“Class A Legal Final Payment Date” means October 16, 2023.

“Class A Monthly Interest” has the meaning specified in Section 5.12(a).

“Class A Noteholder” means a Holder of a Class A Note.

“Class A Note Principal Amount” means, as of any date of determination, the then Outstanding principal amount of the Class A Notes.

“Class A Note Rate” means a fixed rate equal to 3.40%.

“Class A Notes” is defined in the Designation of this Series Supplement.

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“Class A Required Interest Distribution” has the meaning specified in subsection 5.15(a)(iii).

“Class B Additional Interest” has the meaning specified in Section 5.12(b).

“Class B Deficiency Amount” has the meaning specified in Section 5.12(b).

“Class B Legal Final Payment Date” means October 16, 2023.

“Class B Monthly Interest” has the meaning specified in Section 5.12(b).

“Class B Noteholder” means a Holder of a Class B Note.

“Class B Note Principal Amount” means, as of any date of determination, the then Outstanding principal amount of the Class B Notes.

“Class B Note Rate” means a fixed rate equal to 4.36%.

“Class B Notes” is defined in the Designation of this Series Supplement.

“Class B Required Interest Distribution” has the meaning specified in subsection 5.15(a)(v).

“Class C Additional Interest” has the meaning specified in Section 5.12(c).

“Class C Deficiency Amount” has the meaning specified in Section 5.12(c).

“Class C Legal Final Payment Date” means October 16, 2023.

“Class C Monthly Interest” has the meaning specified in Section 5.12(c).

“Class C Noteholder” means a Holder of a Class C Note.

“Class C Note Principal Amount” means, as of any date of determination, the then Outstanding principal amount of the Class C Notes.

“Class C Note Rate” means a fixed rate equal to 5.29%.

“Class C Notes” is defined in the Designation of this Series Supplement.

“Class C Required Interest Distribution” has the meaning specified in subsection 5.15(a)(vii).

“Class R Noteholder” means a Holder of a Class R Note.

“Class R Notes” is defined in the Designation of this Series Supplement.

“Closing Date” means April 24, 2019.

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“Code” means the Internal Revenue Code of 1986, as amended.

“Conn’s, Inc.” means Conn’s, Inc., a Delaware corporation.

“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

“Controlling Class” means (i) the Class A Noteholders, for as long as the Class A Notes are Outstanding, (ii) thereafter, the Class B Noteholders, for as long as the Class B Notes are Outstanding, (iii) thereafter, the Class C Noteholder, for as long as the Class C Notes are Outstanding and (iv) thereafter, the Class R Noteholders.

“Cumulative Net Loss Percentage” means, with respect to any Monthly Period, an amount equal to (a) (1) the Outstanding Receivables Balance of all Receivables that became Defaulted Receivables during such Monthly Period and any preceding Monthly Periods (at the time each such Receivable became a Defaulted Receivable), minus (2) all Recoveries during such Monthly Period and any preceding Monthly Periods, divided by (b) the Outstanding Receivables Balance as of the Cut-Off Date.

“Cumulative Net Loss Trigger” means for a Determination Date, the Cumulative Net Loss Percentage for the Monthly Period immediately preceding such Determination Date exceeds the applicable amount below:

Determination Date in	Cumulative Net Loss Percentage
May 2019	2.84%
June 2019	4.01%
July 2019	5.18%
August 2019	6.35%
September 2019	7.52%
October 2019	8.68%
November 2019	9.85%
December 2019	11.02%
January 2020	12.19%
February 2020	13.36%
March 2020	14.53%
April 2020	15.26%
May 2020	15.98%
June 2020	16.71%
July 2020	17.44%
August 2020	18.16%
September 2020	18.89%

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Determination Date in	Cumulative Net Loss Percentage
October 2020	19.62%
November 2020	20.34%
December 2020	21.07%
January 2021	21.80%
February 2021	22.52%
March 2021 and thereafter	23.25%

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Controlling Person” means a Person that is or is affiliated with a Person that has discretionary authority or control with respect to the assets of the Issuer or provides investment advice for a fee (direct or indirect) with respect to the assets of the Issuer.

“Exchange Date” has the meaning specified in subsection 3.5(c)(ii) of this Series Supplement.

“Finance Charge Collections” means all Collections other than principal collections.

“First Priority Principal Distribution Amount” means, for any Payment Date, an amount equal to the excess of (a) the Class A Note Principal Amount as of such Payment Date (before giving effect to any principal payments made on the Class A Notes on such Payment Date), over (b) the aggregate Outstanding Receivables Balance as of the last day of the related Monthly Period; provided, that, on the Class A Legal Final Payment Date, such amount will not be less than the amount necessary to reduce the Class A Note Principal Amount to zero.

“Fitch” means Fitch Ratings Inc.

“Global Notes” has the meaning specified in subsection 3.5(a) of this Series Supplement.

“Initial Note Principal” means the aggregate initial principal amount of the Notes, which is $358,300,000.

“Initial Class A Note Principal” means the aggregate initial principal amount of the Class A Notes, which is $254,530,000.

“Initial Class B Note Principal” means the aggregate initial principal amount of the Class B Notes, which is $64,750,000.

“Initial Class C Note Principal” means the aggregate initial principal amount of the Class C Notes, which is $62,510,000.

“Initial Class R Note Principal” means the aggregate initial principal amount of the Class R Notes, which is $100 (which will be deemed to be the equivalent of 10,000 units).

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“Initial Purchasers” means Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, MUFG Securities Americas Inc. and Deutsche Bank Securities Inc.

“Initiation Date” means, with respect to any Receivable, the date upon which such Receivable was originated by the applicable Originator.

“Interest Period” means, with respect to any Payment Date, the period from and including the Payment Date immediately preceding such Payment Date (or, in the case of the first Payment Date, from and including the Closing Date) to but excluding such Payment Date.

“Issuer” is defined in the preamble of this Series Supplement.

“KBRA” means Kroll Bond Rating Agency, Inc.

“Legal Final Payment Date” means (i) the Class A Legal Final Payment Date, with respect to the Class A Notes, (ii) the Class B Legal Final Payment Date, with respect to the Class B Notes, and (iii) the Class C Legal Final Payment Date, with respect to the Class C Notes.

“Monthly Period” has the meaning specified in the Base Indenture.

“Monthly Principal” means, with respect to any Payment Date, the aggregate amount of principal paid to the Class A Notes, Class B Notes or Class C Notes, as applicable, as the First Priority Principal Distribution Amount, Second Priority Principal Distribution Amount, Third Priority Principal Distribution Amount and Regular Principal Distribution Amount for such Payment Date, in each case to the extent of Available Funds and in the order of priority specified in Section 5.15(a).

“Note Principal” means on any date of determination the then outstanding principal amount of the Notes.

“Note Purchase Agreement” means the agreement by and among the Initial Purchasers., the Sponsor, Conn’s, Inc., the Depositor and the Issuer, dated April 16, 2019, pursuant to which the Initial Purchasers agreed to severally, but not jointly, purchase the Class A Notes and the Class B Notes from the Issuer, subject to the terms and conditions set forth therein, as amended, supplemented or otherwise modified from time to time.

“Notes” has the meaning specified in paragraph (a) of the Designation of this Series Supplement.

“Optional Purchase” has the meaning specified in the Servicing Agreement.

“Optional Redemption” means a redemption pursuant to subsection 3.3 of this Series Supplement.

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“Outstanding” means, as of any date, all Notes (or all Notes of an applicable Class) theretofore authenticated and delivered under the Indenture except:

(i)           Notes (or Notes of an applicable Class) theretofore cancelled by the Transfer Agent and Registrar or delivered to the Transfer Agent and Registrar for cancellation;

(ii)          Notes (or Notes of an applicable Class) or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Trustee in trust for the related Noteholders (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Trustee, has been made); and

(iii)         Notes (or Notes of an applicable Class) in exchange for or in lieu of other Notes (or Notes of such Class) that have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such Notes are held by a bona fide purchaser; provided that in determining whether Noteholders holding the requisite Note balance have given any request, demand, authorization, direction, notice, consent, vote or waiver hereunder or under any Transaction Document, Notes owned by the Issuer, the Seller, the Depositor, the initial Servicer, or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding (other than with respect to any Class R Notes in connection with the exercise of the Optional Redemption unless the only Class R Notes held by such entities are equal to the Tax Matters Partner Amount) unless all of the Notes are then owned by the Issuer, the Seller, the Depositor, the initial Servicer, or any of their respective Affiliates or any of their respective Affiliates, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, vote or waiver, only Notes that a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee thereof establishes to the satisfaction of the Trustee such pledgee’s right so to act with respect to such Notes and that such pledgee is not the Issuer, the Seller, the Depositor, the initial Servicer, or any of their respective Affiliates.

“Overcollateralization Percentage” means, for any Payment Date or the Closing Date, the difference of (a) 100% minus (b) the quotient (expressed as a percentage) of (i) the sum of the Class A Note Principal Amount, Class B Note Principal Amount and Class C Note Principal Amount as of such Payment Date (after giving effect to any principal payments made on the Class A Notes, the Class B Notes and the Class C Notes on such Payment Date) or Closing Date divided by (ii) the aggregate Outstanding Receivables Balance of the Receivables underlying the Receivables Trust Certificate as of the last day of the related Monthly Period (or for the Closing Date, as of the Cut-Off Date).

“Payment Account” means the Series Account established as such for the benefit of the Secured Parties of this Series 2019-A pursuant to subsection 5.3(b) of the Base Indenture.

“Payment Date” means May 15, 2019 and the fifteenth (15th) day of each calendar month thereafter, or if such fifteenth (15th) day is not a Business Day, the next succeeding Business Day.

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“Permanent Regulation S Global Note” has the meaning specified in subsection 3.5(a)(ii) of this Series Supplement.

“Principal Distribution Allocation” means that (a) on any Payment Date when either (i) the Overcollateralization Percentage as of the prior Payment Date (or in the case of the first Payment Date, the Overcollateralization Percentage as of the Closing Date) is less than 23.00% or (ii) a Cumulative Net Loss Trigger, a Recovery Trigger or an Annualized Net Loss Trigger is in effect, principal will be paid first to the Class A Noteholders until the Class A Note Principal Amount is reduced to zero, then to the Class B Noteholders until the Class B Note Principal Amount is reduced to zero and then to the Class C Noteholders until the Class C Note Principal Amount is reduced to zero and (b) on any other Payment Date, principal will be paid to the Class A Noteholders, the Class B Noteholders and the Class C Noteholders, pro rata based on the Class A Note Principal Amount, the Class B Note Principal Amount and the Class C Note Principal Amount as of the related Determination Date, until the Class A Note Principal Amount, the Class B Note Principal Amount and the Class C Note Principal Amount have been reduced to zero.

“QIB” has the meaning specified in subsection 3.5(a)(i) of this Series Supplement.

“Rating Agencies” means each of KBRA and Fitch.

“Rating Agency Condition” means, with respect to any action requiring approval or consent from the Rating Agencies, that either (a) each Rating Agency has notified the Issuer and the Trustee in writing (which writing may be in the form of a letter, a press release or other publication, or a change in such Rating Agency’s published ratings criteria to this effect) that such action will not result in a reduction or withdrawal of its then current rating of the Notes with respect to which it is hired by the Issuer or the Sponsor as a rating agency or (b) that each Rating Agency has been given notice of such action at least ten (10) days prior to the occurrence of such action (or, if so requested by such rating agency, at least ten (10) days prior to the occurrence of such action) and has not issued any written notice that the occurrence of such action will itself result in a reduction or withdrawal of the then current rating of any outstanding class of Notes with respect to which it is hired by the Issuer or the Sponsor as a rating agency.

“Recharacterized Notes” has the meaning specified in subsection 3.1(f) of this Series Supplement.

“Recovery Rate” means, with respect to any Monthly Period, an amount equal to the quotient (expressed as a percentage) of (a) all Recoveries during such Monthly Period and the two preceding Monthly Periods, divided by (b) the Outstanding Receivables Balance of all Receivables that became Defaulted Receivables during such Monthly Period and the two preceding Monthly Periods.

“Recovery Trigger” means, for any Determination Date (on or after the November 2019 Determination Date), the Recovery Rate for the Monthly Period immediately preceding such Determination Date is less than 5.0%.

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“Redemption Price” means the amount necessary to effect an Optional Redemption, which will be equal to the sum of (a) the outstanding principal amount of the Series 2019-A Notes, if any, plus (b) accrued and unpaid interest on such Series 2019-A Notes through the day preceding the Redemption Date, plus (c) any other amounts payable to the Series 2019-A Noteholders pursuant to the Transaction Documents, plus (d) any other amounts due and owing by the Issuer to the other Secured Parties pursuant to the Transaction Documents, minus (e) the amounts, if any, on deposit on the Redemption Date in the Reserve Account, the Collection Account and the Payment Account for the payment of the foregoing amounts.

“Regular Principal Distribution Amount” means, for any Payment Date, the amount necessary to reduce the Class A Note Principal Amount, the Class B Note Principal Amount and the Class C Note Principal Amount as of such Payment Date (after giving effect to the payment of the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount and Third Priority Principal Distribution Amount on such Payment Date) to zero.

“Regulation S” has the meaning specified in specified in subsection 3.5(a)(ii) of this Series Supplement.

“Required Noteholders” means the holders of the Series 2019-A Notes Outstanding of the Controlling Class, voting together, representing in excess of 50% of the aggregate Outstanding principal amount of the Series 2019-A Notes of such Class.

“Reserve Account” has the meaning specified in subsection 5.3(f) of this Series Supplement.

“Restricted Global Note” has the meaning specified in subsection 3.5(a)(i) of this Series Supplement.

“Restricted Period” has the meaning specified in subsection 3.5(c)(ii) of this Series Supplement.

“RSA” means a repair service agreement for Merchandise purchased by an Obligor provided by a third party or by the Sponsor.

“Rule 144A” has the meaning specified in subsection 3.5(a)(i) of this Series Supplement.

“Second Priority Principal Distribution Amount” means, for any Payment Date, an amount equal to (a) the excess of (x) the sum of the Class A Note Principal Amount and Class B Note Principal Amount as of such Payment Date (before giving effect to any principal payments made on the Class A Notes or Class B Notes on such Payment Date) over (y) the aggregate Outstanding Receivables Balance as of the last day of the Monthly Period minus (b) the First Priority Principal Distribution Amount for such Payment Date; provided, that on the Class B Legal Final Payment Date, such amount will not be less than the amount necessary to reduce the Class B Note Principal Amount to zero.

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“Series 2019-A” means the Series of the asset backed notes represented by the Notes.

“Series 2019-A Termination Date” means the date of the final distribution to Noteholders in respect of the Receivables Trust Estate.

“Series Supplement” is defined in the preamble of this Series Supplement.

“Servicing Centralization Period” means the period commencing upon receipt by the Back-Up Servicer of a Servicing Centralization Period Notice and ending on the Assumption Date (as defined in Section 2(a)(i) of the Back-Up Servicing Agreement), which period shall be at least six (6) months unless such Assumption Date occurs by reason other than as a result of a Servicing Centralization Trigger Event.

“Servicing Centralization Period Duties” has the meaning set forth in the Back-Up Servicing Agreement.

“Servicing Centralization Period Notice” means a written notice (which shall be irrevocable) substantially in the form of Exhibit A to the Back-Up Servicing Agreement to be sent by the Trustee to the Back-Up Servicer (with a copy to the Servicer) advising the Servicer and the Back-Up Servicer of the occurrence of a Servicing Centralization Trigger Event and the forthcoming Notice of Appointment related thereto.

“Servicing Centralization Trigger Event” means Servicer and its Affiliates cease all or substantially all origination and servicing activity with respect to installment contracts.

“Similar Law” has the meaning specified in subsection 3.5(d)(3) of this Series Supplement.

“Solvent” means with respect to any Person that as of the date of determination both (A)(i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including Contingent Liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Reserve Account Balance” means, for any Payment Date, an amount equal to the product of 0.50% and the Receivables Balance as of the Cut-Off Date.

“Sponsor” means Conn Appliances, Inc.

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“Tax Matters Partner Amount” means an interest in the Class R Notes that is equal to $0.02 (which will be deemed to be the equivalent of 2 units) of the nominal principal balance that will at all times be retained by the Depositor.

“Temporary Regulation S Global Note” has the meaning specified in subsection 3.5(a)(ii) of this Series Supplement.

“Third Priority Principal Distribution Amount” means, for any Payment Date, an amount equal to (a) the excess of (x) the sum of the Class A Note Principal Amount, Class B Note Principal Amount and the Class C Note Principal Amount as of such Payment Date (before giving effect to any principal payments made on the Class A Notes, Class B Notes or Class C Notes on such Payment Date) over (y) the aggregate Outstanding Receivables Balance as of the last day of the Monthly Period minus (b) the First Priority Principal Distribution Amount and the Second Priority Principal Distribution Amount for such Payment Date; provided, that on the Class C Legal Final Payment Date, such amount will not be less than the amount necessary to reduce the Class C Note Principal Amount to zero.

“Trustee” is defined in the preamble of this Series Supplement.

“United States” has the meaning specified in Regulation S.

“U.S. Person” has the meaning specified in Regulation S.

SECTION 2.        Article 3 of the Base Indenture. Article 3 of the Indenture solely for the purposes of Series 2019-A shall be read in its entirety as follows and shall be applicable only to the Notes:

ARTICLE 3

INITIAL ISSUANCE OF NOTES

SECTION 3.1.      Initial Issuance.

(a)          Subject to satisfaction of the conditions precedent set forth in subsection (b) of this Section 3.1, on the Closing Date, in accordance with Section 2.2 of the Base Indenture and subsection 3.1(b) hereof, the Issuer will issue (i) the Class A Notes in the aggregate initial principal amount equal to $254,530,000, (ii) the Class B Notes in the aggregate initial principal amount equal to $64,750,000, (iii) the Class C Notes in the aggregate initial principal amount equal to $62,510,000 and (iv) the Class R Notes in the aggregate principal amount of $100 (which will be deemed to be the equivalent of 10,000 units).

(b)          The Notes will be issued on the Closing Date pursuant to subsection (a) above, only upon satisfaction of each of the following conditions with respect to such initial issuance:

(i)           The amount of each Note (other than the Class R Note) shall be equal to or greater than $100,000 (and in integral multiples of $1,000 in excess thereof) and the Class R Notes shall be in an aggregate nominal principal amount of $100 (which

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will be deemed to be the equivalent of 10,000 units), in minimum denominations of $1.10 (which will be deemed to be the equivalent of 110 units) (other than with respect to the Tax Matters Partner Amount to be issued to the Depositor);

(ii)          Such issuance and the application of the proceeds thereof shall not result in the occurrence of (1) a Servicer Default or an Event of Default, or (2) an event or occurrence, which, with the passing of time or the giving of notice thereof, or both, would become a Servicer Default or an Event of Default; and

(iii)         All required consents have been obtained and all other conditions precedent to the issuance of the Notes, and the purchase of the Notes (other than the Class R Notes) under the Note Purchase Agreement shall have been satisfied.

(c)          Upon receipt of the proceeds of such issuance by or on behalf of the Issuer, the Trustee shall, or shall cause the Transfer Agent and Registrar to, indicate in the Note Register the amount thereof.

(d)          The Issuer shall not issue additional Notes of any Series.

(e)          The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income and franchise tax purposes, (i) the Class A Notes, the Class B Notes and the Class C Notes will be treated as debt (to the extent treated as issued and outstanding for tax purposes), (ii) the Class R Notes will constitute equity interests in the Issuer, (iii) the Issuer shall not be treated as an association or publicly traded partnership taxable as a corporation and (iv) the Receivables Trust will constitute a fixed investment trust described in Treasury Regulation section 301.7701-4(c) that is treated as a grantor trust under subpart E, Part I of subchapter J, chapter 1 of subtitle A of the Code.  The Issuer, by entering into this Indenture, and each Noteholder, by the acceptance of any such Note (and each beneficial owner of a Note, by its acceptance of an interest in the applicable Note), agree to treat the Notes, the Issuer and the Receivables Trust for federal, state and local income and franchise tax purposes in a manner consistent with the foregoing sentence.   Each Holder of such Note agrees that it will cause any owner of a security entitlement to such Note acquiring an interest in a Note through it to comply with this Indenture as to the foregoing treatment.  The parties hereto agree that they shall not cause or permit the making, as applicable, of any election under Treasury Regulation Section 301.7701-3 whereby the Issuer, or any portion thereof or the Receivables Trust, or any portion thereof would be treated as a corporation for federal income tax purposes.  The provisions of this Indenture shall be construed in furtherance of the foregoing intended tax treatment.

(f)          Notwithstanding the preceding paragraph, if (a) any taxing authority asserts that any of the Class A Notes, Class B Notes or Class C Notes are not properly classifiable as indebtedness for income tax purposes (“Recharacterized Notes”) and (b) any such assertion is successful, the Issuer and the Noteholders agree that (i) the Holders of the Recharacterized Notes shall be treated for all income tax purposes as members of a partnership from the inception of the Issuer, (ii) payments on the Recharacterized Notes shall be treated as “guaranteed payments” under Section 707 of the Internal Revenue Code and (iii) all items of taxable income, gain, loss, deduction, or credit of the partnership for such taxable year and any separately allocable items thereof shall be allocated to the greatest extent permitted to the Holder(s) of the Class R Notes.

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In the event it is determined that payments on the Recharacterized Notes are not properly treated as “guaranteed payments” in accordance with clause (ii) of the preceding sentence, then, prior to the application of clause (iii) of the preceding sentence, items of gross income of the partnership for each taxable year of the partnership, in an amount corresponding to the aggregate distributions of interest to the Holders of Recharacterized Notes made pursuant to the terms of the Indenture during such taxable year, shall be specially allocated to the Holders of the Recharacterized Notes pro rata in the proportion that the amount of distributions received by each such Holder during such taxable year bears to the aggregate amount of distributions of interest received by all Holders of Recharacterized Notes pursuant to the terms of the Indenture during such taxable year, provided, that to the extent that distributions of interest to the Holders of Recharacterized Notes pursuant to the terms of the Indenture during any taxable year exceed the gross income of the partnership during such taxable year, the amount of such excess shall be specially allocated to such Holders in accordance with the preceding provisions of this subsection 3.1(f) in any subsequent taxable year or years of the partnership to the extent of the gross income of the partnership in such subsequent taxable year or years.   The foregoing provisions of this subsection 3.1(f) are intended to comply with the requirements of Section 704 of the Internal Revenue Code and the Treasury Regulations promulgated thereunder, including, without limitation, the “qualified income offset” requirement of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and the partner minimum gain chargeback provisions of Treasury Regulation Section 1.704-2, and shall be interpreted and applied in a manner consistent therewith.

(g)          The Depositor (or a U.S. Affiliate of the Depositor if the Depositor is ineligible) is hereby designated as the partnership representative under Section 6223(a) of the Code to the extent allowed under the law.  The Issuer shall, to the extent eligible, make the election under Section 6221(b) of the Code with respect to determinations of adjustments at the partnership level and take any other action such as disclosures and notifications necessary to effectuate such election.  If the election described in the preceding sentence is not available, to the extent applicable, the Issuer shall make the election under Section 6226(a) of the Code with respect to the alternative to payment of imputed underpayment by partnership and take any other action such as filings, disclosures and notifications necessary to effectuate such election. Notwithstanding the foregoing, the Issuer, the Depositor and the Trustee are each authorized, in its sole discretion, to make any available election related to Sections 6221 through 6241 of the Code and take any action it deems necessary or appropriate to comply with the requirements of the Code and conduct the Issuer’s affairs under Sections 6221 through 6241 of the.

(h)          Each registered owner of and, if different, each owner of a beneficial interest in, a Class R Note (or a Class A Note, Class B Note or Class C Note, to the extent that any such Note is found to constitute an equity interest in the Issuer) shall promptly provide the Issuer, Depositor and Receivables Trust Trustee any requested information, documentation or material to enable the Issuer to make any of the elections described in subsection 3.1(g) and otherwise comply with Sections 6221 through 6241 of the Code. Each registered owner of and, if different, each owner of a beneficial interest in, a Class R Note (or a Class A Note, Class B Note or Class C Note, to the extent that any such Note is found to constitute an equity interest in the Issuer) shall hold the Issuer and its affiliates harmless for any expenses or losses (i) resulting from each owner of a beneficial interest in a Class R Note (or a Class A Note, Class B Note or Class C Note, to the extent that any such Note is found to constitute an equity interest in the Issuer) not properly taking into account or paying its allocated adjustment or liability under Section 6226 of the Code

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or (ii) suffered that are attributable to the management or defense of an audit or otherwise due to actions it takes with respect to and to comply with the rules under Sections 6221 through 6241 of the Code.

SECTION 3.2. Servicing Compensation. The Trustee, Receivables Trust Trustee, Back-Up Servicer and Issuer Fees and Expenses, the Servicing Fee and other fees, expenses and indemnity amounts owed to the Trustee, Receivables Trust Trustee, the Back-Up Servicer, the Issuer and any successor Servicer shall be paid by the cash flows from the Receivables Trust Estate and in no event shall the Trustee be liable therefor. The portion of the foregoing amounts allocable to Series 2019-A shall be payable to the Trustee, Receivables Trust Trustee, the Issuer, the Servicer, and any successor Servicer and the Back-Up Servicer, as applicable, except as expressly otherwise provided in the Transaction Documents, solely to the extent amounts are available for distribution in respect thereof pursuant to subsections 5.15(a)(i), (a)(ii), (a)(ix), (b)(i) and (b)(ii) of this Series Supplement, as applicable. For the avoidance of doubt, amounts withdrawn from the Reserve Account may not be used to pay the Servicing Fee so long as Conn Appliances is the Servicer.

SECTION 3.3. Optional Redemption. The Notes shall be subject to redemption by 100% of the Outstanding Class R Noteholders, at their option, in accordance with the terms specified in Article 14 of the Base Indenture and at a price equal to the Redemption Price, on any Business Day if, as of the last day of the previous Monthly Period, the Outstanding Receivables Balance has declined to 15% or less of the Outstanding Receivables Balance as of the Cut-Off Date (the “Optional Redemption”). If, at any time, the Depositor is solely holding the Tax Matters Partner Amount of the Class R Notes and 100% of the Class R Noteholders other than the Depositor vote to effect such an Optional Redemption, the Depositor shall be deemed to consent to such Optional Redemption. The Notes are also subject to redemption upon the exercise by the Servicer of the Optional Purchase.

SECTION 3.4. Delivery and Payment for the Notes. The Trustee shall execute, authenticate and deliver the Notes in accordance with Section 2.4 of the Base Indenture and Section 5 below.

SECTION 3.5. Form of Delivery of the Notes; Depository; Denominations; Transfer Provisions.

(a)          The Notes shall be delivered as Registered Notes representing Book-Entry Notes as provided in this subsection (a). The term “Global Notes” refers to the Restricted Global Notes, the Temporary Regulation S Global Notes and the Permanent Regulation S Global Notes, all as defined below.

(i)           Restricted Global Note. Except as permitted by this Section 3.5, each of the Class A Notes (other than any Class A Notes offered and sold to non-U.S. persons outside of the United States in reliance on Regulation S), the Class B Notes, the Class C Notes and the Class R Notes will be issued in book-entry form and represented by one or more permanent global notes in fully registered form without interest coupons (each, a “Restricted Global Note”), substantially in the form set forth as Exhibit A-1 or Exhibit B-1, as applicable, hereto and will be offered and sold, only to the Depositor or

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any other Person, that is considered the same Person as the Issuer for Federal income tax purposes or a Person that is a qualified institutional buyer (“QIB”) as defined in Rule 144A under the Securities Act (“Rule 144A”) in a transaction meeting the requirements of Rule 144A, and shall be deposited with a custodian for, and registered in the name of a nominee of DTC, duly executed by the Issuer and authenticated by the Trustee as provided in the Base Indenture for credit to the accounts of the subscribers at DTC. The initial principal amount of the Restricted Global Notes may from time to time be increased or decreased by adjustments made on the records of the custodian for DTC, DTC or its nominee, as the case may be, as hereinafter provided. Interests in the Restricted Global Notes will be exchangeable for Definitive Notes only in accordance with the provisions of Section 2.18 of the Base Indenture.

(ii)          Temporary Regulation S Global Note; Permanent Regulation S Global Note. The Class A Notes to be offered and sold to non-U.S. Persons outside of the United States and in reliance on Regulation S under the Securities Act (“Regulation S”), shall initially be issued in the form of one temporary global Note in fully registered form without interest coupons (the “Temporary Regulation S Global Note”) substantially in the form attached hereto as Exhibit A-2, which shall be registered in the name of a nominee of DTC, duly executed by the Issuer and authenticated by the Trustee as provided in the Base Indenture, for the credit to the subscribers’ accounts at Clearstream and Euroclear. Interests in a Temporary Regulation S Global Note will be exchangeable, in whole or in part, for corresponding interests in a permanent Regulation S global note in fully registered form without interest coupons (the “Permanent Regulation S Global Note”), representing the Class A Notes substantially in the form attached hereto as Exhibit A-3, in accordance with the provisions of the applicable Temporary Regulation S Global Note and this Series Supplement. Until the Exchange Date, interests in the Temporary Regulation S Global Note may only be held through Euroclear or Clearstream (as indirect participants in DTC). The initial principal amount of the Temporary Regulation S Global Note and the Permanent Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the custodian for DTC, DTC or its nominee, as the case may be, as hereinafter provided. Interests in the Permanent Regulation S Global Note will be exchangeable for Definitive Notes only in accordance with the provisions of Section 2.18 of the Base Indenture.

(b)          The Class A Notes, Class B Notes and Class C Notes will be issuable in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof. The Class R Notes will be issuable in minimum denominations of $1.10 (which will be deemed to be the equivalent of 110 units), other than with respect to the Tax Matters Partner Amount.

(c)          The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Definitive Notes except in the limited circumstances described in Section 2.18 of the Base Indenture; provided, however, that notwithstanding anything in the Indenture to the contrary, Definitive Notes shall not be issued in respect of any Temporary Regulation S Global Note. Beneficial interests in the Global Notes may be transferred only (i) to the Initial Purchasers, the Depositor or any other Person that is considered the same Person as the Issuer for Federal income tax purposes, (ii) to a Person that is a QIB in a

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transaction meeting the requirements of Rule 144A and whom the transferor has notified that it may be relying on the exemption from the registration requirements of the Securities Act provided by Rule 144A or (iii) solely with respect to the Class A Notes, outside the United States to non-U.S. Persons in a transaction in compliance with Regulation S, in each such case, in compliance with the Indenture and all applicable securities laws of any State of the United States or any other applicable jurisdiction, subject in each of the above cases to any requirement of law that the disposition of the seller’s property or the property of an investment account or accounts be at all times within the seller’s or account’s control. Each transferee of a beneficial interest in a Global Note shall be deemed to have made the acknowledgments, representations and agreements set forth in subsection (d) hereof. Each transferee of a Class B Note, Class C Note or Class R Note (including any beneficial interest therein), other than the Initial Purchasers, the Depositor or any other Person that is considered the same Person as the Issuer for Federal income tax purposes, will be required to deliver a written certification to the Trustee with respect to certain matters in the form of the certificate attached hereto as Exhibit E-1. Any such transfer shall also be made in accordance with the following provisions:

(i)           Transfer of Interests Within a Global Note. Beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the foregoing paragraph of this subsection 3.5(c) and the transferee shall be deemed to have made the representations contained in subsection 3.5(d) of this Series Supplement.

(ii)          Temporary Regulation S Global Note to Permanent Regulation S Global Note. Interests in the Temporary Regulation S Global Notes will be exchanged for interests in the Permanent Regulation S Global Notes, not earlier than the first day following the 40-day period beginning on the later of the commencement of the offering of the Notes and the Closing Date (the “Restricted Period”) on which the Trustee has received a certificate substantially in the form set forth as Exhibit E-3 to this Series Supplement (the “Exchange Date”). To effect such exchange the Issuer shall execute and the Trustee shall authenticate one Permanent Regulation S Global Note, representing the principal amount of interests in the Temporary Regulation S Global Note initially exchanged for interests in the Permanent Regulation S Global Notes. Such Permanent Regulation S Global Note shall be deposited with a custodian for, and registered in the name of, a nominee of DTC. Upon any exchange of interests in the Temporary Regulation S Global Note for interests in the Permanent Regulation S Global Note, the Transfer Agent and Registrar shall endorse such Temporary Regulation S Global Note to reflect the reduction in the principal amount represented thereby by the amount so exchanged and shall endorse the Permanent Regulation S Global Note to reflect the corresponding increase in the amount represented thereby. The Temporary Regulation S Global Note or the Permanent Regulation S Global Note shall also be endorsed upon any cancellation of principal amounts upon surrender of interests in such Notes purchased by the Issuer or upon any repayment of the principal amount represented thereby in respect of such Notes. Upon all interests in the Temporary Regulation S Notes being exchanged for corresponding interests in the Permanent Regulation S Notes as described in this clause (ii), the Temporary Regulation S Notes shall be cancelled.

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(iii)         Restricted Global Note to Temporary Regulation S Global Note During the Restricted Period. If, prior to the Exchange Date, a holder of a beneficial interest in a Restricted Global Note wishes at any time to exchange its interest in such Restricted Global Note for an interest in the Temporary Regulation S Global Note, or to transfer its interest in such Restricted Global Note to a non-U.S. Person, in a transaction in compliance with Regulation S, who wishes to take delivery thereof in the form of an interest in the Temporary Regulation S Global Note, such holder may, subject to this subsection 6(c) and the rules and procedures of DTC, exchange or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Temporary Regulation S Global Note. Upon receipt by the Transfer Agent and Registrar of (1) instructions given in accordance with DTC’s procedures from an agent member directing the Transfer Agent and Registrar to credit or cause to be credited a beneficial interest in the Temporary Regulation S Global Note in an amount equal to the beneficial interest in the Restricted Global Note to be exchanged or transferred, (2) a written order given in accordance with DTC’s procedures containing information regarding the Euroclear or Clearstream account to be credited with such increase and the name of such account, and (3) a certificate in the form of Exhibit E-4 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Notes and pursuant to and in accordance with Regulation S, the Transfer Agent and Registrar shall instruct DTC to reduce the applicable Restricted Global Note by the aggregate principal amount of the beneficial interest in such Restricted Global Note to be so exchanged or transferred and the Transfer Agent and Registrar shall instruct DTC, concurrently with such reduction, to increase the principal amount of the Temporary Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Restricted Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be the agent member of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in such Temporary Regulation S Global Note equal to the reduction in the principal amount of such Restricted Global Note.

(iv)         Restricted Global Note to Permanent Regulation S Global Note After the Exchange Date. If, after the Exchange Date, a holder of a beneficial interest in a Restricted Global Note registered in the name of DTC or its nominee wishes at any time to exchange its interest in such Restricted Global Note for an interest in the Permanent Regulation S Global Note, or to transfer its interest in such Restricted Global Note to a non-U.S. Person, in a transaction in compliance with Regulation S, who wishes to take delivery thereof in the form of an interest in the Permanent Regulation S Global Note, such holder may, subject to this subsection 3.5(c) and the rules and procedures of DTC, exchange or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Permanent Regulation S Global Note. Upon receipt by the Transfer Agent and Registrar of (1) instructions given in accordance with DTC’s procedures from an agent member directing the Transfer Agent and Registrar to credit or cause to be credited a beneficial interest in the Permanent Regulation S Global Note in an amount equal to the beneficial interest in the Restricted Global Note to be exchanged or transferred, (2) a written order given in accordance with DTC’s procedures containing information regarding the account to be credited with such increase and (3) a certificate in the form of

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Exhibit E-5 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Notes and pursuant to and in accordance with Regulation S, the Transfer Agent and Registrar shall instruct DTC to reduce the Restricted Global Note by the aggregate principal amount of the beneficial interest in such Restricted Global Note to be so exchanged or transferred and the Transfer Agent and Registrar shall instruct DTC, concurrently with such reduction, to increase the principal amount of the Permanent Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Restricted Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Permanent Regulation S Global Note equal to the reduction in the principal amount of such Restricted Global Note.

(v)          Temporary Regulation S Global Note to Restricted Global Note. If a holder of a beneficial interest in the Temporary Regulation S Global Note registered in the name of DTC or its nominee wishes at any time to exchange its interest in such Temporary Regulation S Global Note for an interest in the Restricted Global Note, or to transfer its interest in such Temporary Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in the Restricted Global Note, such holder may, subject to this subsection 3.5(c) and the rules and procedures of Euroclear or Clearstream and DTC, as the case may be, exchange or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Restricted Global Note. Upon receipt by the Transfer Agent and Registrar of (1) instructions from Euroclear or Clearstream or DTC, as the case maybe, directing the Transfer Agent and Registrar to credit or cause to be credited a beneficial interest in the Restricted Global Note equal to the beneficial interest in the Temporary Regulation S Global Note to be exchanged or transferred, such instructions to contain information regarding the agent member’s account with DTC to be credited with such increase, and, with respect to an exchange or transfer of an interest in the Temporary Regulation S Global Note after the Exchange Date, information regarding the agent member’s account with DTC to be debited with such decrease, and (2) with respect to an exchange or transfer of an interest in the Temporary Regulation S Global Note for an interest in the Restricted Global Note prior to the Exchange Date, a certificate in the form of Exhibit E-6 attached hereto given by the holder of such beneficial interest and stating that the Person acquiring such interest in the Restricted Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, Euroclear or Clearstream or the Transfer Agent and Registrar, as the case may be, shall instruct DTC to reduce the Temporary Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Temporary Regulation S Global Note to be exchanged or transferred, and the Transfer Agent and Registrar shall instruct DTC, concurrently with such reduction, to increase the principal amount of the Restricted Global Note by the aggregate principal amount of the beneficial interest in such Temporary Regulation S Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Restricted Global Note equal to the reduction in the principal amount of such Temporary Regulation S Global Note. Upon all interests in the Temporary Regulation S Notes being exchanged for corresponding

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interests in the Permanent Regulation S Notes as described in this clause (v), the Temporary Regulation S Notes shall be cancelled.

(vi)         Transfers of Interests in Permanent Regulation S Global Note. The Transfer Agent and Registrar shall register any transfer of interests in a Permanent Regulation S Global Note in accordance with Section 2.6 of the Base Indenture to U.S. Persons without requiring any certification; provided, however, that all other transfer restrictions set forth in this Section 3.5 shall remain in full force and effect and each such transferee shall be deemed to have made the representations and warranties set forth in subsection 3.5(d) of this Series Supplement (but excluding the certification and opinion of counsel provisions of paragraph (2) thereof).

(vii)        The signature of the holder on the instrument of transfer shall be guaranteed by an “eligible guarantor institution” meeting the requirements of the Transfer Agent and Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Transfer Agent and Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

(d)          Each transferee of a beneficial interest in a Global Note or of any Definitive Notes shall be deemed to have represented and agreed that:

(1)          except in the case of the Depositor or any other Person that is considered the same Person as the Issuer for Federal income tax purposes, it either (A) (i) is a QIB, (ii) is aware that the sale to it is being made in reliance on Rule 144A and (iii) is acquiring the Notes for its own account or for the account of a QIB or (B) solely with respect to the Class A Notes, is a non-U.S. Person and is not acquiring the Notes for the account or benefit of a U.S. Person and is purchasing the Notes in an “offshore transaction” within the meaning of Regulation S;

(2)          the Notes have not been and will not be registered under the Securities Act, and that, if in the future it decides to offer, resell, pledge or otherwise transfer such Notes, no sale, pledge or other transfer of the Notes or an interest in the Notes may be made by any person other than (i) to the Depositor or a person who the transferor reasonably believes is a QIB and is purchasing for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are QIBs) and is aware that the sale to it is being made in reliance on Rule 144A, (ii) solely with respect to the Class A Notes, outside the United States to a non-U.S. Person in a transaction in compliance with Regulation S, or (iii) to a QIB pursuant to a transaction that is otherwise exempt from the registration requirements of the Securities Act in which case (A) the Trustee shall require that both the prospective transferor and the prospective transferee certify to the Trustee and the Depositor in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the Trustee and (B) the Trustee shall require a written Opinion of Counsel (which will not be at the expense of the Depositor, the Servicer, the Receivables Trust, the Issuer or the Trustee) satisfactory to the Trustee to the effect that such transfer will not violate the Securities Act.

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(3)          the following legend will be placed on the Notes unless the Issuer determines otherwise in compliance with applicable law:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THIS NOTE MAY BE OFFERED, SOLD, PLEDGED OR TRANSFERRED ONLY (1) TO A PERSON THAT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (2) SOLELY WITH RESPECT TO THE CLASS A NOTES, OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON (AS SUCH TERM IS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN A TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, IN EACH SUCH CASE, IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, SUBJECT IN EACH OF THE ABOVE CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THE SELLER’S PROPERTY OR THE PROPERTY OF AN INVESTMENT ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN THE SELLER’S OR ACCOUNT’S CONTROL. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY TRANSFEREE FROM IT OF THE RESALE RESTRICTIONS SET FORTH ABOVE.

[For Class A Notes: BY ACQUIRING A CLASS A NOTE (OR ANY INTEREST THEREIN), EACH PURCHASER AND TRANSFEREE (AND IF SUCH PURCHASER OR TRANSFEREE IS A “PLAN” (AS DEFINED BELOW), ITS FIDUCIARY) WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING THE CLASS A NOTE (OR ANY INTEREST THEREIN) ON BEHALF OF OR WITH THE ASSETS OF A “PLAN” (AS DEFINED BELOW) THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY OR ACCOUNT THAT IS DEEMED TO HOLD PLAN ASSETS OF ANY OF THE FOREGOING (EACH, A “BENEFIT PLAN INVESTOR”), OR ANY “PLAN” (AS DEFINED BELOW) THAT IS SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR (II) ITS ACQUISITION AND HOLDING OF THE CLASS A NOTE (OR ANY INTEREST THEREIN), IN THE CASE OF A BENEFIT PLAN INVESTOR, WILL NOT GIVE RISE TO A

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NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A PLAN SUBJECT TO SIMILAR LAW, WILL NOT GIVE RISE TO A VIOLATION OF SIMILAR LAW. FOR PURPOSES OF THE FOREGOING, “PLAN” MEANS AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA WHETHER OR NOT SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE, OR ANY ENTITY OR ACCOUNT THAT IS DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING.]

[For Class B Notes and Class C Notes: BY ACQUIRING A CLASS B NOTE OR A CLASS C NOTE (OR ANY INTEREST THEREIN, AS APPLICABLE), EACH PURCHASER OR TRANSFEREE (AND IF THE PURCHASER OR TRANSFEREE IS A “PLAN” (AS DEFINED BELOW), ITS FIDUCIARY) WILL BE DEEMED TO REPRESENT AND WARRANT THAT IT IS NOT ACQUIRING SUCH CLASS B NOTE OR CLASS C NOTE (OR ANY INTEREST THEREIN, AS APPLICABLE) ON BEHALF OF OR WITH THE ASSETS OF (I) A “PLAN” (AS DEFINED BELOW) THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY OR ACCOUNT THAT IS DEEMED TO HOLD PLAN ASSETS OF ANY OF THE FOREGOING, OTHER THAN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) (A) WHOSE UNDERLYING ASSETS INCLUDE LESS THAN 25% “PLAN ASSETS” (CALCULATED IN ACCORDANCE WITH 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA), (B) THAT IS NOT AND IS NOT AFFILIATED WITH A PERSON OR ENTITY THAT HAS DISCRETIONARY AUTHORITY OR CONTROL WITH RESPECT TO THE ASSETS OF THE ISSUER OF THE CLASS B NOTE OR CLASS C NOTE OR PROVIDES INVESTMENT ADVICE FOR A FEE (DIRECT OR INDIRECT) WITH RESPECT TO THE ASSETS OF THE ISSUER OF THE CLASS B NOTE OR CLASS C NOTE, AND (C) THAT SATISFIES THE CONDITIONS FOR RELIEF UNDER PTCE 95-60 IN CONNECTION WITH THE ACQUISITION AND HOLDING OF THE CLASS B NOTE OR CLASS C NOTE (OR ANY INTEREST THEREIN, AS APPLICABLE), OR (II) ANY “PLAN” (AS DEFINED BELOW) THAT IS SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) IF SUCH ACQUISITION OR HOLDING OF THE CLASS B NOTE OR CLASS C NOTE (OR ANY INTEREST THEREIN, AS APPLICABLE) WOULD GIVE RISE TO A VIOLATION OF SIMILAR LAW OR CAUSE THE ASSETS OF THE ISSUER OF THE CLASS B

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NOTE OR CLASS C NOTE TO BE CONSIDERED PLAN ASSETS OF SUCH PLAN. FOR PURPOSES OF THE FOREGOING, “PLAN” MEANS AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA WHETHER OR NOT SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE, OR ANY ENTITY OR ACCOUNT THAT IS DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING.]

[For the Class R Notes: BY ACQUIRING THIS NOTE (OR ANY INTEREST HEREIN), EACH PURCHASER OR TRANSFEREE (AND IF THE PURCHASER OR TRANSFEREE IS A “PLAN” (AS DEFINED BELOW), ITS FIDUCIARY) WILL BE DEEMED TO REPRESENT AND WARRANT THAT IT IS NOT ACQUIRING THIS NOTE (OR ANY INTEREST HEREIN) ON BEHALF OF OR WITH THE ASSETS OF (I) A “PLAN” (AS DEFINED BELOW) THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY OR ACCOUNT THAT IS DEEMED TO HOLD PLAN ASSETS OF ANY OF THE FOREGOING, OTHER THAN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) (A) WHOSE UNDERLYING ASSETS INCLUDE LESS THAN 25% “PLAN ASSETS” (CALCULATED IN ACCORDANCE WITH 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA), (B) THAT IS NOT AND IS NOT AFFILIATED WITH A PERSON OR ENTITY THAT HAS DISCRETIONARY AUTHORITY OR CONTROL WITH RESPECT TO THE ASSETS OF THE ISSUER OF THIS NOTE OR PROVIDES INVESTMENT ADVICE FOR A FEE (DIRECT OR INDIRECT) WITH RESPECT TO THE ASSETS OF THE ISSUER OF THIS NOTE, AND (C) THAT SATISFIES THE CONDITIONS FOR RELIEF UNDER PTCE 95-60 IN CONNECTION WITH THE ACQUISITION AND HOLDING OF THIS NOTE (OR ANY INTEREST HEREIN), OR (II) ANY “PLAN” (AS DEFINED BELOW) THAT IS SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) IF SUCH ACQUISITION OR HOLDING OF THIS NOTE (OR ANY INTEREST HEREIN) WOULD GIVE RISE TO A VIOLATION OF SIMILAR LAW OR CAUSE THE ASSETS OF THE ISSUER OF THIS NOTE TO BE CONSIDERED PLAN ASSETS OF SUCH PLAN. FOR PURPOSES OF THE FOREGOING, “PLAN” MEANS AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA WHETHER OR NOT SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE, OR ANY ENTITY OR ACCOUNT THAT IS DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING.]

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(4)          in the case of Global Notes, the foregoing restrictions apply to holders of beneficial interests in such Notes as well as to Holders of such Notes and the transfer of any beneficial interest in such a Global Note will be subject to the restrictions and certification requirements set forth in this Series Supplement and in the Base Indenture, and in the case of Definitive Notes, the transfer of any such Notes will be subject to the restrictions and certification requirements set forth in this Series Supplement and in the Base Indenture;

(5)          the Trustee, the Issuer, the Initial Purchasers and their Affiliates and others will rely upon the truth and accuracy of the foregoing representations and agreements and agrees that if any of the representations or agreements deemed to have been made by its purchase of such Notes cease to be accurate and complete, it will promptly notify the Issuer and the Initial Purchasers in writing;

(6)          if it is acquiring any Notes as a fiduciary or agent for one or more investor accounts, it has sole investment discretion with respect to each such account and it has full power to make the foregoing representations and agreements with respect to each such account; and

(7)          (A) by acquiring a Class A Note (or any interest therein), each purchaser and transferee (and if such purchaser or transferee is a Plan, its fiduciary) will be deemed to represent and warrant that either (i) it is not acquiring the Class A Note (or any interest therein) on behalf of or with the assets of a Benefit Plan Investor or Plan that is subject to Similar Law or (ii) its acquisition and holding of such Class A Note (or any interest therein), in the case of a Benefit Plan Investor, will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or, in the case of a Plan that is subject to Similar Law, its will not give rise to a violation of Similar Law; (B) by acquiring a Class B Note or Class C Note (or any interest therein, as applicable), each purchaser and transferee (and if such purchaser or transferee is a Plan, its fiduciary) will be deemed to represent and warrant that it is not acquiring such Class B Note or a Class C Note (or any interest therein, as applicable) on behalf of or with the assets of (i) a Benefit Plan Investor other than an “insurance company general account” (as defined in Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) (a) whose underlying assets include less than 25% “plan assets” (calculated in accordance with 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA), (b) that is not an ERISA Controlling Person, and (c) that satisfies the conditions for relief under PTCE 95-60 in connection with the acquisition and holding of the Class B Notes or Class C Notes (or any interest therein, as applicable) or (ii) any Plan that is subject to Similar Law if such acquisition or holding of the Class B Note or Class C Note (or any interest therein, as applicable) would give rise to a violation of Similar Law or cause the assets of the Issuer to be considered plan assets of such Plan; and (C) in the case of the Class R Notes, as set forth in subsection (f)(i) below.

In addition, such transferee shall be responsible for providing additional information or certification, as reasonably requested by the Trustee or the Issuer, to support the truth and accuracy of the foregoing representations and agreements, it being understood that such

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additional information is not intended to create additional restrictions on the transfer of the Notes.

Notwithstanding anything in this Series Supplement or the Base Indenture to the contrary, (i) neither the Depositor nor any Initial Purchaser will have any obligation to certify, represent or warrant, and will not be deemed to have certified, represented or warranted, with respect to the status of the Depositor as a QIB, or deliver any related certifications, in connection with any transfer of the Notes to the Depositor on the date hereof, and (ii) neither the Trustee nor the Transfer Agent and Registrar shall be responsible (A) for ascertaining whether such transfer complies with the terms of this Series Supplement or the Base Indenture or, (B) in connection with such transfer to request or receive any certificate or opinion otherwise provided for by the terms of this Series Supplement or the Base Indenture.

(e)          Other Transfers or Exchanges. In the event that a Global Note is exchanged for Notes in definitive registered form without interest coupons, pursuant to Section 2.18 of the Base Indenture, such Definitive Notes may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with Section 2.18 of the Base Indenture and the provisions of this Section 3.5 (including the certification requirements intended to ensure that such exchanges or transfers comply with Rule 144A or Regulation S, as the case may be) and as may be from time to time adopted by the Issuer and the Trustee, and such holder shall provide the Issuer and the Transfer Agent and Registrar with a certification to that effect (in substantially the form set forth as Exhibit D-1 and, in the case of the Class R Notes, Exhibit E-1) and, if requested by the Issuer or the Trustee, an Opinion of Counsel in form and substance acceptable to the Issuer and to the Transfer Agent and Registrar to the effect that such transfer is in compliance with the Securities Act, and the transferee of any such Note shall be deemed to have made the representations set forth in subsection 3.5(d) above other than the representation contained in paragraph (4) thereof.

(f)          Notwithstanding anything to the contrary herein, no purchase or transfer of a beneficial interest in a Class R Note shall be effective, and any attempted transfer shall be void ab initio, unless, prior to and as a condition of such transfer, the prospective transferee of beneficial interest (including the initial transferee of the beneficial interest) and any subsequent transferee of the beneficial interest in a Class R Note represent and warrant, in writing, substantially in the form of the Transferee Certification set forth in an exhibit to the Indenture (a copy of which is attached hereto as Exhibit E-1) to the Trustee and the Transfer Agent and Registrar and any of their respective successors or assigns that:

(i)           It is not acquiring a Class R Note (or any interest therein) on behalf of or with the assets of (a) a Benefit Plan Investor other than an “insurance company general account” (as defined in Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) (I) whose underlying assets include less than 25% “plan assets” (calculated in accordance with 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA), (II) that is not an ERISA Controlling Person, and (III) that satisfies the conditions for relief under PTCE 95-60 in connection with the acquisition and holding of the Class R Notes (or any interest therein) or (b) any Plan that is subject to Similar Law if such acquisition or holding of the Class R Note (or any interest therein, as applicable)

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would give rise to a violation of Similar Law or cause the assets of the Issuer to be considered plan assets of such Plan.

(ii)          In connection with the transfer, such transferee is providing the requisite identifying information necessary for the Issuer to provide to such transferee statements of the partnership as described in Code sections 6221(b) and 6226(a)(2) as revised by the Bipartisan Budget Act of 2015.  It will also provide any reasonably requested information, documentation or material to enable the Issuer to make any of the elections described in Code sections 6221(b) and 6226(a)(2) or to otherwise comply with Sections 6221 through 6241 of the Code as revised by the Bipartisan Budget Act of 2015.

(iii)         It will not transfer any beneficial interest in the Class R Note (directly, through a participation thereof, or otherwise) unless, prior to the transfer, the transferee of such beneficial interest shall have executed and delivered to the Trustee and the Transfer Agent and Registrar, and any of their respective successors or assigns, a Transferee Certification substantially in the form of Exhibit E-1 of this Series Supplement.

(iv)          The Transferee Certification delivered pursuant to subsection 3.1(g) hereof has been duly executed and delivered and constitutes the legal, valid and binding obligation of the transferee, enforceable against the transferee in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors’ rights generally and general principles of equity, and indemnification sought in respect of securities laws violations may be limited by public policy.

(v)          It acknowledges that the Depositor, the Issuer, the Trustee, the Placement Agent and others will rely on the truth and accuracy of the foregoing representations and warranties, and agrees that if it becomes aware that any of the foregoing made by it or deemed to have been made by it are no longer accurate, it shall promptly notify the Issuer.

(g)          By acquiring a Class B Note or Class C Note (or any interest therein, as applicable), each purchaser and transferee (and if such purchaser or transferee is a Plan, its fiduciary or trustee) will be deemed to represent and warrant that it is not acquiring such Class B Note or a Class C Note (or any interest therein, as applicable) on behalf of or with the assets of (i) a Benefit Plan Investor other than an “insurance company general account” (as defined in Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) (a) whose underlying assets include less than 25% “plan assets” (calculated in accordance with 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA), (b) that is not an ERISA Controlling Person, and (c) that satisfies the conditions for relief under PTCE 95-60 in connection with the acquisition and holding of the Class B Notes or Class C Notes (or any interest therein, as applicable) or (ii) any Plan that is subject to Similar Law if such acquisition or holding of the Class B Note or Class C Note (or any interest therein, as applicable) would give rise to a violation of Similar Law or cause the assets of the Issuer to be considered plan assets of such Plan.

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(h)          By acquiring a Class B Note or a Class C Note (or any interest in either), each prospective transferee of a beneficial interest in a Class B Note or a Class C Note shall be deemed to represent and warrant that within 30 days after the date of such purchase, such purchaser or transferee will furnish to the Issuer the information described in Section 1.743-1(k)(2) of the Code with respect to the Class B Notes or Class C Notes (or any interest therein, as applicable) as a partner in a partnership is required to furnish with respect to a partnership interest. Additionally, no Class B Noteholder or Class C Noteholder will be permitted to deliver an IRS Form W-8ECI indicating that income received or allocated to it in respect of such Class B Notes or Class C Notes, as applicable, is effectively connected with a trade or business conducted in the United States.

SECTION 3.6. Tax Matters Partner Amount. The Depositor shall at all times retain an interest in the Class R Notes that is no less than $0.02 (which will be deemed to be the equivalent of 2 units) of the nominal principal balance (the “Tax Matters Partner Amount”) of the Class R Notes, and shall agree to be the “Tax Matters Partner” for the Issuer as defined in Code section 6231(a)(7), which duties shall include signing the Issuer’s tax returns.

SECTION 3. Article 5 of the Base Indenture. Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7 and 5.8 of the Base Indenture shall be read in their entirety as provided in the Base Indenture. The following provisions, however, shall constitute part of Article 5 of the Indenture solely for purposes of Series 2019-A and shall be applicable only to the Notes:

ARTICLE 5

ALLOCATION AND APPLICATION OF COLLECTIONS

SECTION 5.3.      Establishment of Accounts.

(f)          Reserve Account. On or prior to the Closing Date, the Issuer shall cause the initial Servicer, for the benefit of the Issuer and the Noteholders, to establish and the Servicer shall maintain in the city in which the Corporate Trust Office is located, with a Qualified Institution, in the name of the Issuer, a non-interest bearing segregated trust account (the “Reserve Account”) bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Issuer and the Noteholders. The Reserve Account shall be governed by the law of the State of New York, and the Trustee and the applicable securities intermediary shall agree that such securities intermediary’s jurisdiction for purposes of the UCC is the State of New York. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all proceeds thereof. The Trustee shall be the entitlement holder of Reserve Account and, subject to the next sentence, the Reserve Account shall be under the sole dominion and control of the Trustee for the benefit of the Issuer and the Noteholders. Pursuant to authority granted to it hereunder and in the Servicing Agreement, the Servicer shall have the revocable power to instruct the Trustee to withdraw funds from the Reserve Account for the purpose of carrying out the Servicer’s duties under the Servicing Agreement. The Issuer shall cause funds on deposit in the Reserve Account that are not both deposited and to be withdrawn on the same day to be invested in Permitted Investments, at the written direction of the Issuer in accordance with Section 11.2(g) of the Base Indenture. Notwithstanding any other provision of this Agreement or any other Transaction Document,

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funds on deposit in the Reserve Account shall only be invested in Permitted Investments deemed to be “cash equivalents” for purposes of 17 CFR Part 246.4(b)(2) of Regulation RR, as determined by the Servicer. The Trustee shall have no obligation to determine whether any investment of funds on deposit in the Reserve Account meet the requirements of 17 CFR Part 246.4(b)(2) of Regulation RR. In the absence of written instructions received by the Trustee in accordance with the second sentence of Section 11.2(g) of the Base Indenture, all amounts held in the Reserve Account shall remain uninvested and the Trustee shall not be required to pay, or be liable for, any interest or earnings on such amounts, unless and until the Trustee receives written instruction in accordance with the second sentence of Section 11.2(g) of the Base Indenture.

On any Payment Date that there will be insufficient amounts on deposit in the Payment Account to pay all amounts due under clauses (i) through (viii) of Section 5.15(a), the Servicer shall cause the amount of such deficiency (to the extent funds are available in the Reserve Account) to be transferred from the Reserve Account to the Payment Account for distribution in accordance with clauses (i) through (viii) of Section 5.15(a) on such Payment Date.  On the Business Day on which the Servicer exercises the Optional Purchase or the Class R Noteholders exercise an Optional Redemption of the Series 2019-A Notes (other than the Class R Notes), the Servicer shall cause any amounts on deposit in the Reserve Account, to be transferred to the Payment Account before giving effect to the applicable priority of payments on such Business Day. On the Payment Date or Redemption Date, as applicable, on which all of the Series 2019-A Notes (other than the Class R Notes) are otherwise paid in full, any amounts remaining on deposit in the Reserve Account (after giving effect to the applicable priority of payments set forth in Section 5.15 on such Payment Date or Redemption Date, as applicable) will be distributed to the Depositor.

For purposes of distributions from the Reserve Account pursuant to Section 5.15(a), any portion of the First Priority Principal Distribution Amount, Second Priority Principal Distribution Amount, Third Priority Principal Distribution and Regular Principal Distribution Amount shall be deemed to be due and payable on any Payment Date on which funds sufficient to pay such portion would be available to make such payment from funds withdrawn from the Reserve Account and distributed with the priorities set forth in accordance with Section 5.15(a). For the avoidance of doubt, the First Priority Principal Distribution Amount, Second Priority Principal Distribution Amount, Third Priority Principal Distribution and Regular Principal Distribution Amount, or any portion thereof, shall not be due unless amounts are actually available to make such payments in accordance with Section 5.15(a). Additionally, any portion of the First Priority Principal Distribution Amount, Second Priority Principal Distribution Amount, Third Priority Principal Distribution and Regular Principal Distribution Amount shall be deemed to be due and payable on any date where the Servicer exercises the Optional Purchase or the Class R Noteholders exercise an Optional Redemption of the Series 2019-A Notes (other than the Class R Notes) pursuant to Section 3.3

SECTION 5.10. [Reserved]

SECTION 5.11. [Reserved]

SECTION 5.12. Determination of Monthly Interest.

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(a)          The amount of monthly interest payable on the Class A Notes on each Payment Date shall be determined as of the related Determination Date and shall be an amount equal to the product of (i) the Class A Note Rate, times (ii) the Class A Note Principal Amount as of the immediately preceding Payment Date (after giving effect to any payments of principal on such immediately preceding Payment Date), or with respect to the first Payment Date, as of the Closing Date times (iii) a fraction, the numerator of which is 30 (or in the case of the First Payment Date, 21), and the denominator of which is 360 (the “Class A Monthly Interest”); provided, however, that in addition to Class A Monthly Interest, an amount equal to the sum of (i) the amount of any unpaid Class A Deficiency Amount, as defined below, plus (ii) an amount equal to the product (such product being herein called the “Class A Additional Interest”) of (A) the Class A Note Rate, times (C) any Class A Deficiency Amount, as defined below (or the portion thereof that has not theretofore been paid to Class A Noteholders) shall also be payable to the Class A Noteholders. The “Class A Deficiency Amount” for any Determination Date shall be equal to the excess, if any, of (x) the sum of (i) the Class A Monthly Interest and the Class A Additional Interest, in each case as for the Interest Period ended immediately prior to the preceding Payment Date, plus (ii) any Class A Deficiency Amount reported for the preceding Payment Date, over (y) the amount actually paid in respect thereof on the preceding Payment Date; provided, that the Class A Deficiency Amount on the initial Payment Date shall be zero.

(b)          The amount of monthly interest payable on the Class B Notes on each Payment Date shall be determined as of the related Determination Date and shall be an amount equal to the product of (i) the Class B Note Rate, times (ii) the Class B Note Principal Amount as of the immediately preceding Payment Date (after giving effect to any payments of principal on such immediately preceding Payment Date), or with respect to the first Payment Date, as of the Closing Date times (iii) a fraction, the numerator of which is 30 (or in the case of the First Payment Date, 21), and the denominator of which is 360 (the “Class B Monthly Interest”); provided, however, that in addition to Class B Monthly Interest, an amount equal to the sum of (i) the amount of any unpaid Class B Deficiency Amount, as defined below, plus (ii) an amount equal to the product (such product being herein called the “Class B Additional Interest”) of (A) the Class B Note Rate, times (B) any Class B Deficiency Amount, as defined below (or the portion thereof that has not theretofore been paid to Class B Noteholders) shall also be payable to the Class B Noteholders. The “Class B Deficiency Amount” for any Determination Date shall be equal to the excess, if any, of (x) the sum of (i) the Class B Monthly Interest and the Class B Additional Interest, in each case as for the Interest Period ended immediately prior to the preceding Payment Date, plus (ii) any Class B Deficiency Amount reported for the preceding Payment Date, over (y) the amount actually paid in respect thereof on the preceding Payment Date; provided, that the Class B Deficiency Amount on the initial Payment Date shall be zero.

(c)          The amount of monthly interest payable on the Class C Notes on each Payment Date shall be determined as of the related Determination Date and shall be an amount equal to the product of (i) the Class C Note Rate, times (ii) the Class C Note Principal Amount as of the immediately preceding Payment Date (after giving effect to any payments of principal on such immediately preceding Payment Date), or with respect to the first Payment Date, as of the Closing Date times (iii) a fraction, the numerator of which is 30 (or in the case of the First Payment Date, 21), and the denominator of which is 360 (the “Class C Monthly Interest”); provided, however, that in addition to Class C Monthly Interest, an amount equal to the sum of (i) the amount of any unpaid Class C Deficiency Amount, as defined below, plus (ii) an amount

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equal to the product (such product being herein called the “Class C Additional Interest”) of (A) the Class C Note Rate, times (B) any Class C Deficiency Amount, as defined below (or the portion thereof that has not theretofore been paid to Class C Noteholders) shall also be payable to the Class C Noteholders. The “Class C Deficiency Amount” for any Determination Date shall be equal to the excess, if any, of (x) the sum of (i) the Class C Monthly Interest and the Class C Additional Interest, in each case as for the Interest Period ended immediately prior to the preceding Payment Date, plus (ii) any Class C Deficiency Amount reported for the preceding Payment Date (y) the amount actually paid in respect thereof on the preceding Payment Date; provided, that the Class C Deficiency Amount on the initial Payment Date shall be zero.

SECTION 5.13. [Reserved].

SECTION 5.14. [Reserved].

SECTION 5.15. Monthly Payments. On the Determination Date prior to each Payment Date, the Servicer shall instruct the Trustee in writing (which writing shall be substantially in the form of the Monthly Servicer Report attached as Exhibit A-1 to the Servicing Agreement) to withdraw, and the Trustee, acting in accordance with such instructions, shall withdraw on such Payment Date, to the extent of the funds credited to the relevant accounts, the amounts required to be withdrawn from the Payment Account and the Collection Account as follows:

(a)          On each Payment Date prior to the occurrence of an Event of Default which has resulted in the acceleration of the Series 2019-A Notes, the Trustee, acting in accordance with the Monthly Servicer Report, shall deposit into the Payment Account an amount equal to Available Funds for the related Monthly Period in the Collection Account, together with any amounts withdrawn from the Reserve Account, to be distributed to the following Persons in the following priority to the extent of funds available therefor:

(i)           first, an amount equal to the Trustee, Receivables Trust Trustee, Back-Up Servicer and Issuer Fees and Expenses for such Payment Date (plus the Trustee, Receivables Trust Trustee, Back-Up Servicer and Issuer Fees and Expenses due but not paid on any prior Payment Date) shall be set aside and paid to the Trustee, the Receivables Trust Trustee, the Back-Up Servicer and the Issuer (on a pari passu basis) on such Payment Date;

(ii)          second, to the Servicer, an amount equal to the Servicing Fee for such Payment Date (plus any Servicing Fee due but not paid on any prior Payment Date) shall be set aside and paid to the Servicer on such Payment Date; provided, that amounts withdrawn from the Reserve Account may not be used to pay amounts due under this clause (ii) so long as Conn Appliances is the Servicer;

(iii)         third, to the Class A Noteholders, an amount equal to the Monthly Interest for the Class A Notes for such Payment Date, plus the amount of any Class A Deficiency Amount for the Class A Notes and such Payment Date, plus the amount of any Additional Interest then due on the Class A Notes for such Payment Date (the “Class A Required Interest Distribution”);

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(iv)         fourth, to the Series 2019-A Noteholders entitled thereto in accordance with the Principal Distribution Allocation, the First Priority Principal Distribution Amount;

(v)          fifth, to the Class B Noteholders, an amount equal to the Monthly Interest for the Class B Notes for such Payment Date, plus the amount of any Class B Deficiency Amount for the Class B Notes and such Payment Date, plus the amount of any Additional Interest then due on the Class B Notes for such Payment Date (the “Class B Required Interest Distribution”);

(vi)         sixth, to the Series 2019-A Noteholders entitled thereto in accordance with the Principal Distribution Allocation, the Second Priority Principal Distribution Amount;

(vii)        seventh, to the Class C Noteholders, an amount equal to the Monthly Interest for the Class C Notes for such Payment Date, plus the amount of any Class C Deficiency Amount for the Class C Notes and such Payment Date, plus the amount of any Additional Interest then due on the Class C Notes for such Payment Date (the “Class C Required Interest Distribution”);

(viii)       eighth, to the Series 2019-A Noteholders entitled thereto in accordance with the Principal Distribution Allocation, the Third Priority Principal Distribution Amount;

(ix)         ninth, to the Reserve Account, until the amount of funds in the Reserve Account is equal to the Specified Reserve Account Balance for such Payment Date;

(x)          tenth, to the Series 2019-A Noteholders entitled thereto in accordance with the Principal Distribution Allocation, the Regular Principal Distribution Amount;

(xi)         eleventh, to the Trustee, the Receivables Trust Trustee, the Back-Up Servicer, and any successor Servicer, an amount equal to any unreimbursed fees, reasonable out-of-pocket expenses and indemnity amounts (including, without limitation, any Transition Costs not previously paid pursuant to clause (i) above) of the Trustee, the Receivables Trust Trustee, the Back-Up Servicer, and any successor Servicer, (distributed on a pari passu basis) on the related Payment Date; and

(xii)        twelfth, the balance, if any, shall be distributed to the Class R Noteholders.

(b)          For each Payment Date on or after the occurrence of an Event of Default which has resulted in the acceleration of the Series 2019-A Notes, an amount equal to the Available Funds for the related Monthly Period in the Collection Account, together with any amounts on deposit in the Reserve Account shall be allocated on each Payment Date to the Series 2019-A Notes and shall be distributed on such Payment Date in the following priority to the extent of funds available therefor:

(i)           first, an amount equal to the Trustee, Receivables Trust Trustee, Back-Up Servicer and Issuer Fees and Expenses for such Payment Date (plus the Trustee, Receivables Trust Trustee, Back-Up Servicer and Issuer Fees and Expenses due but not

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paid on any prior Payment Date) shall be set aside and paid to the Trustee, the Receivables Trust Trustee, the Back-Up Servicer and the Issuer (on a pari passu basis) on such Payment Date;

(ii)          second, to the Servicer, an amount equal to the Servicing Fee for such Payment Date (plus any Servicing Fee due but not paid on any prior Payment Date) shall be set aside and paid to the Servicer on such Payment Date; provided, that amounts withdrawn from the Reserve Account may not be used to pay amounts due under this clause (ii) so long as Conn Appliances is the Servicer;

(iii)         third, to the Class A Noteholders, the Class A Required Interest Distribution for such Payment Date;

(iv)         fourth, to the Class A Noteholders, the amount necessary to reduce the Class A Note Principal Amount to zero;

(v)          fifth, to the Class B Noteholders, the Class B Required Interest Distribution for such Payment Date;

(vi)         sixth, to the Class B Noteholders, the amount necessary to reduce the Class B Note Principal Amount to zero;

(vii)        seventh, to the Class C Noteholders, the Class C Required Interest Distribution for such Payment Date;

(viii)       eighth, to the Class C Noteholders, the amount necessary to reduce the Class C Note Principal Amount to zero; and

(ix)         ninth, the balance, if any, shall be distributed to the Class R Noteholders.

(c)          On each Payment Date prior to the occurrence of an Event of Default which has resulted in the acceleration of the Notes, the Issuer will distribute amounts in respect of principal allocated to the Notes pursuant to subsections 5.15(a)(iv), (vi) and (viii) in the following order of priority:

(i)           to the Class A Noteholders, until the Class A Note Principal Amount has been reduced to zero;

(ii)          to the Class B Noteholders, until the Class B Note Principal Amount has been reduced to zero; and

(iii)         to the Class C Noteholders, until the Class C Note Principal Amount has been reduced to zero.

SECTION 5.16. The nominal aggregate principal balance of the Class R Notes will be deemed to have been paid in full by the final distribution to the Class A Noteholders and Class B Noteholders in respect of the Receivables Trust Estate.

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SECTION 5.17. [Reserved].

SECTION 5.18. Servicer’s Failure to Make a Deposit or Payment. The Trustee shall not have any liability for any failure or delay in making the payments or deposits described herein resulting from a failure or delay by the Servicer to make, or give instructions to make, such payment or deposit in accordance with the terms herein.

SECTION 4. Article 6 of the Base Indenture. Article 6 of the Base Indenture shall read in its entirety as follows and shall be applicable only to the Noteholders:

ARTICLE 6

DISTRIBUTIONS AND REPORTS

SECTION 6.1. Distributions.

(a)          On each Payment Date, the Trustee shall transfer all funds on deposit in the Collection Account to the Payment Account and distribute (in accordance with the Monthly Servicer Report delivered by the Servicer on or before the related Series Transfer Date pursuant to subsection 2.11(a) of the Servicing Agreement) to each Noteholder of record on the immediately preceding Record Date (other than as provided in Section 12.5 of the Base Indenture respecting a final distribution), such Noteholder’s pro rata share (based on the aggregate outstanding principal amounts of the Notes held by such Noteholder) of the amounts on deposit in the Payment Account that are payable to the Noteholders of the applicable Class pursuant to Section 5.15 by wire transfer to an account designated by such Noteholders, except that, with respect to Notes registered in the name of the nominee of a Clearing Agency, such distribution shall be made in immediately available funds.

(b)          Notwithstanding anything to the contrary contained in the Base Indenture or this Series Supplement, if the amount distributable in respect of principal on the Notes on any Payment Date is less than one dollar, then no such distribution of principal need be made on such Payment Date.

SECTION 6.2. Monthly Servicer Report.

(a)          On or before each Payment Date, the Trustee shall make available electronically via the Trustee’s website initially located at www.ctslink.com to each Noteholder and the Issuer shall provide to the Rating Agencies, with respect to each Noteholder’s interest a Monthly Servicer Report substantially in the form of Exhibit A to the Servicing Agreement prepared by the Servicer and delivered to the Trustee on the preceding Determination Date and setting forth, among other things, the following information:

(i)           the amount of Collections received during the related Monthly Period;

(ii)          the amount of Available Funds on the related Payment Date;

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(iii)         the amount of (A) Recoveries, (B) RSA, credit insurance and sales tax refunds and (C) other Finance Charge Collections received during the related Monthly Period;

(iv)         the amount of Monthly Principal payable to each of the Class A Notes, the Class B Notes and the Class C Notes;

(v)          the amount of Trustee, Receivables Trust Trustee, Back-Up Servicer and Issuer Fees and Expenses, Class A Note Rate, Class B Note Rate, Class C Note Rate, Class A Deficiency Amounts, Class B Deficiency Amounts, Class C Deficiency Amounts, Class A Additional Interest, Class B Additional Interest, and Class C Additional Interest, respectively;

(vi)         the amount of the Servicing Fee for such Payment Date;

(vii)        the total amount to be distributed to Class A Noteholders, Class B Noteholders and Class C Noteholders on such Payment Date;

(viii)       the outstanding principal balance of the Class A Notes, Class B Notes and Class C Notes as of the end of the day on the Payment Date;

(ix)         the cumulative Aggregate Investor Net Loss Amount as of the end of the related Monthly Period;

(x)          the aggregate Outstanding Receivables Balance that became Defaulted Receivables during the related Monthly Period;

(xi)         the Aggregate Investor Net Loss Amount for the related Monthly Period; and

(xii)        the aggregate Outstanding Receivables Balance of Receivables that were 1-30 days, 31-60 days, 61-90 days, 91-120 days, 121-150 days, 151-180 days and more than 180 days delinquent, respectively, as of the end of the related Monthly Period.

On or before each Payment Date, to the extent the Servicer provides such information to the Trustee at least one (1) Business Day prior to such Payment Date, the Trustee will make available the Monthly Servicer Report via the Trustee’s Internet website and, with the consent or at the direction of the Issuer, such other information regarding the Notes and/or the Receivables Trust Estate as the Trustee may have in its possession, but only with the use of a password provided by the Trustee; provided, however, the Trustee shall have no obligation to provide such information described in this Section 6.2 until it has received the requisite information from the Issuer or the Servicer. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents or information and will assume no responsibility therefor.

(b)          The Trustee’s internet website shall be initially located at “www.ctslink.com” or at such other address as shall be specified by the Trustee from time to time in writing to the Noteholders and the Rating Agencies. In connection with providing access to the Trustee’s Internet website, the Trustee may require registration and the acceptance of a disclaimer. The

33

Trustee shall not be liable for information disseminated in accordance with this Series Supplement. In addition, the Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by the Servicer

(c)          Annual Noteholders’ Tax Statement. To the extent required by the Code, on or before January 31 of each calendar year, beginning with the calendar year 2019, the Trustee shall distribute to each Person who at any time during the preceding calendar year was a Noteholder, a statement prepared by the Servicer containing the information, as set forth in Section 6.2(a)(iv) and (v), required to be contained in the regular monthly report to Noteholders, aggregated for such calendar year, and a statement prepared by the initial Servicer or the Issuer with such other customary information (consistent with the treatment of the Class A Notes, Class B Notes and Class C Notes as debt and the Class R Notes as equity) required by applicable tax law to be distributed to the Noteholders. Such obligations of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect. Notwithstanding the foregoing, the Trustee shall only be obligated to distribute to any such Person any such information or statements to the extent received by the Trustee from the Servicer.

(d)          On or before each Payment Date, the Trustee or the Paying Agent shall make available electronically to each Noteholder, with respect to each Noteholder’s interest a Monthly Servicer Report substantially in the form attached as Exhibit A to the Servicing Agreement, prepared by the Servicer and delivered to the Trustee on the preceding Determination Date.

SECTION 5. Article 7 of the Base Indenture. Article 7 of the Base Indenture shall read in its entirety as follows:

ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF THE ISSUER

SECTION 7.1. Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Trustee and each of the Secured Parties that:

(a)          Organization and Good Standing, etc. The Issuer has been duly organized and is validly existing and in good standing under the laws of the state of Delaware, with power and authority to own its properties and to conduct its respective businesses as such properties are presently owned and such business is presently conducted. The Issuer is not organized under the laws of any other jurisdiction or governmental authority. The Issuer is duly licensed or qualified to do business as a foreign entity in good standing in the jurisdiction where its principal place of business and chief executive office is located and in each other jurisdiction in which the failure to be so licensed or qualified would be reasonably likely to have a Material Adverse Effect.

(b)          Power and Authority; Due Authorization. The Issuer has (a) all necessary power, authority and legal right to (i) execute, deliver and perform its obligations under this Indenture and each of the other Transaction Documents to which it is a party and (b) duly authorized, by all necessary action, the execution, delivery and performance of this Indenture and the other

34

Transaction Documents to which it is a party and the borrowing, and the granting of security therefor, on the terms and conditions provided herein.

(c)          No Violation. The consummation of the transactions contemplated by this Indenture and the other Transaction Documents and the fulfillment of the terms hereof will not (a) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (i) the organizational documents of the Issuer or (ii) any indenture, loan agreement, pooling and servicing agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which the Issuer or any of its affiliates is a party or by which it or its properties is bound, (b) result in or require the creation or imposition of any Adverse Claim upon its properties pursuant to the terms of any such indenture, loan agreement, pooling and servicing agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than pursuant to the terms of the Transaction Documents, or (c) violate any law or any order, rule, or regulation applicable to the Issuer or of any court or of any federal, state or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Issuer or any of its respective properties.

(d)          Validity and Binding Nature. This Indenture is, and the other Transaction Documents to which it is a party when duly executed and delivered by the Issuer and the other parties thereto will be, the legal, valid and binding obligation of the Issuer enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity.

(e)          Government Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body required for the due execution, delivery or performance by the Issuer of any Transaction Document to which it is a party remains unobtained or unfiled, except for the filing of the UCC financing statements.

(f)          [Reserved].

(g)          Margin Regulations. The Issuer is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds with respect to the sale of the Notes, directly or indirectly, will be used for a purpose that violates, or would be inconsistent with, Regulations T, U and X promulgated by the Federal Reserve Board from time to time.

(h)          Perfection. (i) On and after the Closing Date and each Payment Date, the Issuer shall be the owner of the Receivables Trust Certificate, the related Collections, all other assets of the Receivables Trust Estate and proceeds with respect thereto, free and clear of all Adverse Claims. On or prior to the Closing Date and each Payment Date, all financing statements and other documents required to be recorded or filed in order to perfect and protect the assets of the Receivables Trust Estate against all creditors (other than Secured Parties) of, and purchasers (other than Secured Parties) from, the Issuer, each Seller and the Initial Seller will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full;

35

(ii)          the Indenture constitutes a valid grant of a security interest to the Trustee for the benefit of the Secured Parties in all right, title and interest of the Issuer in the Receivables Trust Estate and proceeds with respect thereto and all other assets of the Receivables Trust Estate, now existing or hereafter created or acquired. Accordingly, to the extent the UCC applies with respect to the perfection of such security interest, upon the filing of any financing statements described in Article 8 of the Base Indenture, and, solely with respect to the Related Security, to the extent required for perfection under the relevant UCC, the delivery of possession of all instruments, if any, included in such Related Security to the Servicer, the Trustee shall have a first priority perfected security interest in such property and the proceeds thereof (to the extent provided in Section 9-315), subject to Permitted Encumbrances and, to the extent the UCC does not apply to the perfection of such security interest, all notices, filings and other actions required by all applicable law have been taken to perfect and protect such security interest or lien against and prior to all Adverse Claims with respect to the Receivables Trust Certificate, Related Security and Collections and proceeds with respect thereto and all other assets of the Receivables Trust Estate. Except as otherwise specifically provided in the Transaction Documents, neither the Issuer nor any Person claiming through or under the Issuer has any claim to or interest in the Collection Account; and

(iii)         immediately prior to, and after giving effect to, the initial purchase of the Notes, the Issuer will be Solvent.

(i)           Offices. The principal place of business, chief executive office of the Issuer and “location” of the Issuer within the meaning of the UCC is located at the address referred to in Section 15.4 of the Base Indenture (or at such other locations, notified to the Trustee in jurisdictions where all action required thereby has been taken and completed).

(j)          Tax Status. The Issuer has filed all tax returns (Federal, State and local) required to be filed by it and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges then due and payable (including for such purposes, the setting aside of appropriate reserves for taxes, assessments and other governmental charges being contested in good faith).

(k)          Use of Proceeds. No proceeds of any Notes will be used by the Issuer to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

(l)          Compliance with Applicable Laws; Licenses, etc.

(i)           The Issuer is in compliance with the requirements of all applicable laws, rules, regulations, and orders of all governmental authorities, a breach of any of which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

(ii)          The Issuer has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the

36

conduct of its business, which violation or failure to obtain would be reasonably likely to have a Material Adverse Effect.

(m)         No Proceedings. As of the Closing Date,

(i)           there is no order, judgment, decree, injunction, stipulation or consent order of or with any court or other government authority to which the Issuer is subject, and there is no action, suit, arbitration, regulatory proceeding or investigation pending, or, to the knowledge of the Issuer, threatened, before or by any court, regulatory body, administrative agency or other tribunal or governmental instrumentality, against the Issuer that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect; and

(ii)          there is no action, suit, proceeding, arbitration, regulatory or governmental investigation, pending or, to the knowledge of the Issuer, threatened, before or by any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of this Indenture, the Notes or any other Transaction Document, (B) seeking to prevent the issuance of the Notes pursuant hereto or the consummation of any of the other transactions contemplated by this Indenture or any other Transaction Document or (C) seeking to adversely affect the federal income tax attributes of the Issuer.

(n)          Investment Company Act, Etc. The Issuer is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Issuer will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuer. The Issuer was structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(o)          [Reserved].

(p)          [Reserved].

(q)          ERISA. (i) Each of the Issuer, the Seller, each Originator, Servicer and their respective ERISA Affiliates is in compliance in all material respects with ERISA unless any failure to so comply could not reasonably be expected to have a Material Adverse Effect and (ii) no Lien exists in favor of the Pension Benefit Guaranty Corporation on the Receivables. No ERISA Event has occurred with respect to any Pension Plan that could reasonably be expected to have a Material Adverse Effect.

(r)          Accuracy of Information. All information heretofore furnished by, or on behalf of, the Issuer to the Trustee or any of the Noteholders in connection with any Transaction Document, or any transaction contemplated thereby, is true and accurate in every material respect.

(s)         [Reserved].

37

(t)          Subsidiaries. The Issuer has no Subsidiaries and does not own or hold, directly or indirectly, any equity interest in any Person.

(u)          Notes. The Notes have been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Indenture, and delivered to and paid for in accordance with each of the Note Purchase Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Indenture.

(v)          Sale by Depositor. The Sale of the Receivables Trust Certificate by the Depositor to the Issuer shall have been effected under, and in accordance with the terms of, the Purchase and Sale Agreement, including the payment by the Issuer to the Depositor of an amount equal to the purchase price therefor as described in the Purchase and Sale Agreement, and such sale shall have been made for “reasonably equivalent value” (as such term is used under Section 548 of the Federal Bankruptcy Code) and not for or on account of “antecedent debt” (as such term is used under Section 547 of the Federal Bankruptcy Code) owed by the Issuer to the Receivables Trust.

SECTION 7.2. Reaffirmation of Representations and Warranties by the Issuer. On the Closing Date and on each Business Day, the Issuer shall be deemed to have certified that all representations and warranties described in Section 7.1 hereof are true and correct on and as of such day as though made on and as of such day (except to the extent they relate to an earlier date or later time, and then as of such earlier date or later time).

SECTION 6. Amendments and Waiver. Any amendment, waiver or other modification to this Series Supplement shall be subject to the restrictions thereon in the Base Indenture.

SECTION 7. Counterparts. This Series Supplement may be executed in any number of counterparts, and by different parties in separate counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 8. Governing Law. THIS SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES TO THIS SERIES SUPPLEMENT AND EACH NOTEHOLDER HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HERETO AND EACH NOTEHOLDER HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

SECTION 9. Waiver of Trial by Jury. To the extent permitted by applicable law, each of the parties hereto and each of the Noteholders irrevocably waives all right of trial by jury in

38

any action, proceeding or counterclaim arising out of or in connection with this Series Supplement or the Transaction Documents or any matter arising hereunder or thereunder.

SECTION 10. No Petition. The Trustee, by entering into this Series Supplement and each Noteholder, by accepting a Note, hereby covenant and agree that they will not prior to the date which is one year and one day after payment in full of the last maturing Note of any Series and termination of the Indenture institute against the Issuer, the Depositor or the Receivables Trust or join in any institution against the Issuer, the Depositor or the Receivables Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Transaction Documents.

SECTION 11. Rights of the Trustee. The rights, privileges and immunities afforded to the Trustee under the Base Indenture shall apply hereunder as if fully set forth herein.

SECTION 12. Third-Party Beneficiaries. This Series Supplement will inure to the benefit of and be binding upon the parties hereto, the Receivables Trust Trustee, the Secured Parties, and their respective successors and permitted assigns. Except as otherwise provided in this Section 12, no other Person will have any right or obligation hereunder.

[signature page follows]

39

IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be duly executed by their respective officers as of the day and year first above written.

CONN’S RECEIVABLES FUNDING 2019-A, LLC,
as Issuer

By:	/s/ Lee A. Wright
Name: Lee A. Wright
Title: President

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its
individual capacity, but solely as Trustee

By:	/s/ G. Brad Martin
Name: G. Brad Martin
Title: Vice President

S-1	Series 2019-A Supplement

Solely with respect to Section 3.6 of this Series Supplement, the Depositor hereby acknowledges and agrees to the terms contained therein:

CONN APPLIANCES RECEIVABLES FUNDING, LLC,
as Depositor

By:	/s/ Lee A. Wright
Name: Lee A. Wright
Title: President

S-2	Series 2019-A Supplement

EXHIBIT A-1

FORM OF CLASS [A][B][C] RESTRICTED GLOBAL NOTE

RESTRICTED GLOBAL NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THIS NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY (1) TO A PERSON THAT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (2) solely with respect to the Class A Notes, OUTSIDE THE UNITED STATES TO A NON U.S. PERSON (AS SUCH TERM IS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN A TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND BASED ON AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE APPROVED BY THE ISSUER OR TRANSFER AGENT, IF THE ISSUER OR TRANSFER AGENT AND REGISTRAR SO REQUEST, IN EACH SUCH CASE, IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, SUBJECT IN EACH OF THE ABOVE CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THE SELLER’S PROPERTY OR THE PROPERTY OF AN INVESTMENT ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN THE SELLER’S OR ACCOUNT’S CONTROL. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY TRANSFEREE FROM IT OF THE RESALE RESTRICTIONS SET FORTH ABOVE.

[For Class A Notes: BY ACQUIRING A CLASS A NOTE (OR ANY INTEREST THEREIN), EACH PURCHASER AND TRANSFEREE (AND IF SUCH PURCHASER OR TRANSFEREE IS A “PLAN” (AS DEFINED BELOW), ITS FIDUCIARY) WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING THE CLASS A NOTE (OR ANY INTEREST THEREIN) ON BEHALF OF OR WITH THE ASSETS OF A “PLAN” (AS DEFINED BELOW) THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY OR ACCOUNT THAT IS DEEMED TO HOLD PLAN ASSETS OF ANY OF THE FOREGOING (EACH, A “BENEFIT PLAN INVESTOR”),

A-1-1	Series 2019-A Supplement

OR ANY “PLAN” (AS DEFINED BELOW) THAT IS SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR (II) ITS ACQUISITION AND HOLDING OF THE CLASS A NOTE (OR ANY INTEREST THEREIN), IN THE CASE OF A BENEFIT PLAN INVESTOR, WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A PLAN SUBJECT TO SIMILAR LAW, WILL NOT GIVE RISE TO A VIOLATION OF SIMILAR LAW. FOR PURPOSES OF THE FOREGOING, “PLAN” MEANS AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA WHETHER OR NOT SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE, OR ANY ENTITY OR ACCOUNT THAT IS DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING.]

[For Class A Notes if issue price exceeds the de minimis threshold for OID: THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES.  THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITING TO THE ISSUER AT ITS REGISTERED OFFICE.]

[For Class B Notes and Class C Notes: BY ACQUIRING A CLASS B NOTE OR A CLASS C NOTE (OR ANY INTEREST THEREIN, AS APPLICABLE), EACH PURCHASER OR TRANSFEREE (AND IF THE PURCHASER OR TRANSFEREE IS A “PLAN” (AS DEFINED BELOW), ITS FIDUCIARY) WILL BE DEEMED TO REPRESENT AND WARRANT THAT IT IS NOT ACQUIRING SUCH CLASS B NOTE OR CLASS C NOTE (OR ANY INTEREST THEREIN, AS APPLICABLE) ON BEHALF OF OR WITH THE ASSETS OF (I) A “PLAN” (AS DEFINED BELOW) THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY OR ACCOUNT THAT IS DEEMED TO HOLD PLAN ASSETS OF ANY OF THE FOREGOING, OTHER THAN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) (A) WHOSE UNDERLYING ASSETS INCLUDE LESS THAN 25% “PLAN ASSETS” (CALCULATED IN ACCORDANCE WITH 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA), (B) THAT IS NOT AND IS NOT AFFILIATED WITH A PERSON OR ENTITY THAT HAS DISCRETIONARY AUTHORITY OR CONTROL WITH RESPECT TO THE ASSETS OF THE ISSUER OF THE CLASS B NOTE OR CLASS C NOTE OR PROVIDES INVESTMENT ADVICE FOR A FEE (DIRECT OR INDIRECT) WITH RESPECT TO THE ASSETS OF THE ISSUER OF THE CLASS B NOTE OR CLASS C NOTE, AND (C) THAT SATISFIES THE CONDITIONS FOR RELIEF UNDER PTCE 95-60 IN CONNECTION WITH THE ACQUISITION AND HOLDING OF THE CLASS B NOTE OR CLASS C NOTE (OR ANY INTEREST THEREIN, AS APPLICABLE), OR (II) ANY “PLAN” (AS DEFINED BELOW) THAT IS SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) IF SUCH ACQUISITION OR HOLDING OF THE CLASS B NOTE OR CLASS C NOTE (OR ANY INTEREST THEREIN, AS APPLICABLE) WOULD GIVE RISE TO A VIOLATION OF SIMILAR LAW OR CAUSE THE ASSETS OF THE ISSUER OF THE CLASS B NOTE OR CLASS C NOTE TO BE

A-1-2	Series 2019-A Supplement

CONSIDERED PLAN ASSETS OF SUCH PLAN. FOR PURPOSES OF THE FOREGOING, “PLAN” MEANS AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA WHETHER OR NOT SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE, OR ANY ENTITY OR ACCOUNT THAT IS DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES.  THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITING TO THE ISSUER AT ITS REGISTERED OFFICE.]

THE INDENTURE (AS DEFINED BELOW) CONTAINS FURTHER RESTRICTIONS ON THE TRANSFER AND RESALE OF THIS NOTE. EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS NOTE, SUBJECT TO THE FOREGOING RESTRICTIONS ON TRANSFERABILITY. IN ADDITION, EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE INDENTURE.

BY ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE AGREES TO THE TERMS AND CONDITIONS SET FORTH IN THE INDENTURE AND HEREIN.

EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

A-1-3	Series 2019-A Supplement

No. R144A-[_]	$[______]
CUSIP No. [______]
ISIN [______]

SEE REVERSE FOR CERTAIN DEFINITIONS

THE PRINCIPAL OF THIS CLASS [A][B][C] NOTE MAY BE PAYABLE IN INSTALLMENTS AS SET FORTH IN THE INDENTURE DEFINED HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS [A][B][C] NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

CONN’S RECEIVABLES FUNDING 2019-A, LLC

[_]% ASSET BACKED FIXED RATE NOTES, CLASS [A][B][C], SERIES 2019-A

Conn’s Receivables Funding 2019-A, LLC, a limited liability company organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay Cede & Co., or registered assigns, the principal sum set forth above [or such other principal sum set forth on Schedule A attached hereto (which sum shall not exceed $[______])], payable on each Payment Date in an amount equal to the Monthly Principal, as defined in the Series 2019-A Supplement, dated as of April 24, 2019 (as amended, supplemented or otherwise modified from time to time, the “Series 2019-A Supplement”), between the Issuer and the Trustee to the Base Indenture (described below); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on October 16, 2023 (the “Legal Final Payment Date”). The Issuer will pay interest on this Class [A][B][C] Note at the Class [A][B][C] Note Rate (as defined in the Series 2019-A Supplement) on each Payment Date until the principal of this Class [A][B][C] Note is paid or made available for payment during the related Interest Period (as defined in the Series 2019-A Supplement). Interest will be computed on the basis set forth in the Indenture. Such principal of and interest on this Class [A][B][C] Note shall be paid in the manner specified on the reverse hereof. [The aggregate principal sum of the Class A Regulation S Global Notes and the Class A Restricted Global Note shall not exceed $[●].]

The Class [A][B][C] Notes are subject to Optional Redemption in accordance with the Indenture on any Business Day if, as of the last day of the previous Monthly Period, the Outstanding Receivables Balance has declined to 15% or less of the Outstanding Receivables Balance as of the Cut-Off Date. The Class [A][B][C] Notes are also subject to redemption upon the exercise by the Servicer of the Optional Purchase.

The principal of and interest on this Class [A][B][C] Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Class [A][B][C] Note set forth on the reverse hereof and to the Indenture, which shall have the same effect as though fully set forth on the face of this Class [A][B][C] Note.

A-1-4	Series 2019-A Supplement

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Class [A][B][C] Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

A-1-5	Series 2019-A Supplement

IN WITNESS WHEREOF, the Issuer, has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.

CONN’S RECEIVABLES FUNDING 2019-A, LLC

By:
Authorized Officer

Attested to:

By:
Authorized Officer

A-1-6	Series 2019-A Supplement

CERTIFICATE OF AUTHENTICATION

This is one of the Class [A][B][C] Notes referred to in the within mentioned Series 2019-A Supplement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its
individual capacity, but solely as Trustee

By:
Authorized Officer

A-1-7	Series 2019-A Supplement

[REVERSE OF NOTE]

This Class [A][B][C] Note is one of a duly authorized issue of Class [A][B][C] Notes of the Issuer, designated as its [_]% Asset Backed Fixed Rate Notes, Class [A][B][C], Series 2019-A (herein called the “Class [A][B][C] Notes”), all issued under the Series 2019-A Supplement to the Base Indenture dated as of April 24, 2019 (such Base Indenture, as supplemented by the Series 2019-A Supplement and supplements and amendments relating to other series of notes, as supplemented or amended, is herein called the “Indenture”), between the Issuer and Wells Fargo Bank, National Association, as trustee (the “Trustee,” which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Class [A][B][C] Noteholders. The Class [A][B][C] Notes are subject to all terms of the Indenture. All terms used in this Class [A][B][C] Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture.

Principal of the Class [A][B][C] Notes will be payable on each Payment Date and may be prepaid, in each case, as set forth in the Indenture. “Payment Date” means the fifteenth day of each calendar month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing on May 15, 2019.

All principal payments on the Class [A][B][C] Notes shall be made pro rata to the Class [A][B][C] Noteholders entitled thereto.

Subject to certain limitations set forth in the Indenture, payments of interest on this Class [A][B][C] Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Class [A][B][C] Note, shall be made by wire transfer in immediately available funds to the Person whose name appears as the Class [A][B][C] Noteholder on the Note Register as of the close of business on the immediately preceding Record Date without requiring that this Class [A][B][C] Note be submitted for notation of payment. Any reduction in the principal amount of this Class [A][B][C] Note effected by any payments made on any Payment Date or date of prepayment shall be binding upon all future Class [A][B][C] Noteholders and of any Class [A][B][C] Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted on Schedule A attached hereto. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class [A][B][C] Note on a Payment Date, then the Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the Record Date immediately preceding such Payment Date prior to such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Class [A][B][C] Note at the Trustee’s Corporate Trust Office.

On any redemption, purchase, exchange or cancellation of any of the beneficial interests represented by this Restricted Global Note, details of such redemption, purchase, exchange or cancellation shall be entered by the Paying Agent in Schedule A hereto recording any such redemption, purchase, exchange or cancellation and shall be signed by or on behalf of the Issuer. Upon any such redemption, purchase, exchange or cancellation, the principal amount of this Restricted Global Note and the beneficial interests represented by the Restricted Global Note

A-1-8	Series 2019-A Supplement

shall be reduced or increased, as appropriate, by the principal amount so redeemed, purchased, exchanged or cancelled.

Each Class [A][B][C] Noteholder, by acceptance of a Class [A][B][C] Note, covenants and agrees that by accepting the benefits of the Indenture that such Class [A][B][C] Noteholder will not prior to the date which is one year and one day after the payment in full of the last maturing note of any Series and the termination of the Indenture institute against the Issuer or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Transaction Documents.

Each Class [A][B][C] Noteholder, by acceptance of a Class [A][B][C] Note, covenants and agrees that by accepting the benefits of the Indenture that such Noteholder will treat such Note as indebtedness for all Federal, state and local income and franchise tax purposes.

Prior to the due presentment for registration of transfer of this Class [A][B][C] Note, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Class [A][B][C] Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class [A][B][C] Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

As provided in the Indenture, no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer under the Indenture, including this Class [A][B][C] Note, against the Seller, the Receivables Trust, the Servicer, the Trustee or any partner, owner, incorporator, beneficiary, beneficial owner, agent, officer, director, employee, shareholder or agent of the Issuer, the Seller, the Receivables Trust, the Servicer or the Trustee except as any such Person may have expressly agreed.

The term “Issuer” as used in this Class [A][B][C] Note includes any successor to the Issuer under the Indenture.

The Class [A][B][C] Notes are issuable only in registered form as provided in the Indenture in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Class [A][B][C] Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Class [A][B][C] Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class [A][B][C] Note.

A-1-9	Series 2019-A Supplement

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________________

(name and address of assignee)

the within Class [A][B][C] Note and all rights thereunder, and hereby irrevocably constitutes and appoints ____________, attorney, to transfer said Class [A][B][C] Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	[1]

Signature Guaranteed:

——————————

1       NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

A-1-10	Series 2019-A Supplement

SCHEDULE A

SCHEDULE OF [EXCHANGES BETWEEN THE TEMPORARY REGULATION S GLOBAL NOTE OR THE PERMANENT REGULATION S GLOBAL NOTE AND THIS RESTRICTED GLOBAL NOTE, OR] REDEMPTIONS

OR PURCHASES AND CANCELLATIONS

[The initial principal balance of this Restricted Global Note is $[●].] The following [increases or decreases in principal amount of this Restricted Global Note or] redemptions, purchases or cancellation of this Restricted Global Note have been made:

Date of [exchange, or] redemption or purchase or cancellation

[Increase or decrease in

principal amount of this

Restricted Global Note due

to exchanges between the

Temporary Regulation S

Global Note or the

Permanent Regulation S

Global Note and this

Restricted Global Note]

	Remaining principal amount of this Restricted Global Note following such [exchange, or] redemption or purchase or cancellation	Notation made by or on behalf of the Issuer

A-1-11	Series 2019-A Supplement

EXHIBIT A-2

FORM OF CLASS A TEMPORARY REGULATION S GLOBAL NOTE

TEMPORARY REGULATION S GLOBAL NOTE

THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THIS NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY (1) TO A PERSON THAT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (2) OUTSIDE THE UNITED STATES TO A NON U.S. PERSON (AS SUCH TERM IS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN A TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND BASED ON AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE APPROVED BY THE ISSUER OR TRANSFER AGENT, IF THE ISSUER OR TRANSFER AGENT AND REGISTRAR SO REQUEST, IN EACH SUCH CASE, IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, SUBJECT IN EACH OF THE ABOVE CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THE SELLER’S PROPERTY OR THE PROPERTY OF AN INVESTMENT ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN THE SELLER’S OR ACCOUNT’S CONTROL. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY TRANSFEREE FROM IT OF THE RESALE RESTRICTIONS SET FORTH ABOVE.

BY ACQUIRING A CLASS A NOTE (OR ANY INTEREST THEREIN), EACH PURCHASER AND TRANSFEREE (AND IF such PURCHASER OR TRANSFEREE IS A “PLAN” (AS DEFINED BELOW), ITS FIDUCIARY) WILL BE DEEMED TO REPRESENT

A-2-1	Series 2019-A Supplement

AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING THE CLASS A NOTE (OR ANY INTEREST THEREIN) ON BEHALF OF OR WITH THE ASSETS OF A “PLAN” (AS DEFINED BELOW) THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY OR ACCOUNT THAT IS DEEMED TO HOLD PLAN ASSETS OF ANY OF THE FOREGOING (EACH, A “BENEFIT PLAN INVESTOR”), OR ANY “PLAN” (AS DEFINED BELOW) THAT IS SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR (II) ITS ACQUISITION AND HOLDING OF THE CLASS A NOTE (OR ANY INTEREST THEREIN), IN THE CASE OF A BENEFIT PLAN INVESTOR, WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A PLAN SUBJECT TO SIMILAR LAW, WILL NOT GIVE RISE TO A VIOLATION OF SIMILAR LAW. FOR PURPOSES OF THE FOREGOING, “PLAN” MEANS AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA WHETHER OR NOT SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE, OR ANY ENTITY OR ACCOUNT THAT IS DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING.

THE INDENTURE CONTAINS FURTHER RESTRICTIONS ON THE TRANSFER AND RESALE OF THIS NOTE. EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS NOTE, SUBJECT TO THE FOREGOING RESTRICTIONS ON TRANSFERABILITY. IN ADDITION, EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE INDENTURE.

BY ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE AGREES TO THE TERMS AND CONDITIONS SET FORTH IN THE INDENTURE AND HEREIN.

A-2-2	Series 2019-A Supplement

No. TREGS-1	$[●]
CUSIP No. [●]
ISIN: [●]

SEE REVERSE FOR CERTAIN DEFINITIONS

THE PRINCIPAL OF THIS CLASS A NOTE MAY BE PAYABLE IN INSTALLMENTS AS SET FORTH IN THE INDENTURE DEFINED HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS A NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

CONN’S RECEIVABLES FUNDING 2019-A, LLC

3.40% ASSET BACKED FIXED RATE NOTES, CLASS A, SERIES 2019-A

Conn’s Receivables Funding 2019-A, LLC, a limited liability company organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay Cede & Co., or registered assigns, the principal sum set forth above or such other principal sum set forth on Schedule A attached hereto (which sum shall not exceed $254,530,000), payable on each Payment Date (as defined in the Series 2019-A Supplement) in an amount equal to the Monthly Principal, as defined in the Series 2019-A Supplement, dated as of April 24, 2019 (as amended, supplemented or otherwise modified from time to time, the “Series 2019-A Supplement”), between the Issuer and the Trustee to the Base Indenture (described below); provided, however, that the entire unpaid principal amount of this Class A Note shall be due and payable on October 16, 2023 (the “Legal Final Payment Date”). The Issuer will pay interest on this Class A Note at the Class A Note Rate (as defined in the Series 2019-A Supplement) on each Payment Date until the principal of this Class A Note is paid or made available for payment, on the average daily outstanding principal balance of this Class A Note during the related Interest Period (as defined in the Series 2019-A Supplement). Interest will be computed on the basis set forth in the Indenture. Such principal of and interest on this Class A Note shall be paid in the manner specified on the reverse hereof. The aggregate principal sum of the Class A Regulation S Global Notes and the Class A Restricted Global Note shall not exceed $254,530,000.

The Class A Notes are subject to Optional Redemption in accordance with the Indenture on any Business Day if, as of the last day of the previous Monthly Period, the Outstanding Receivables Balance has declined to 15% or less of the Outstanding Receivables Balance as of the Cut-Off Date. The Class A Notes are also subject to redemption upon the exercise by the Servicer of the Optional Purchase.

The principal of and interest on this Class A Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Class A Note set forth on the reverse hereof and to the Indenture, which shall have the same effect as though fully set forth on the face of this Class A Note.

A-2-3	Series 2019-A Supplement

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Class A Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

A-2-4	Series 2019-A Supplement

IN WITNESS WHEREOF, the Issuer, has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.

CONN’S RECEIVABLES FUNDING 2019-A, LLC

By:
Authorized Officer

Attested to:

By:
Authorized Officer

A-2-5	Series 2019-A Supplement

CERTIFICATE OF AUTHENTICATION

This is one of the Class A Notes referred to in the within mentioned Series 2019-A Supplement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its
individual capacity, but solely as Trustee

By:
Authorized Officer

A-2-6	Series 2019-A Supplement

[REVERSE OF NOTE]

This Class A Note is one of a duly authorized issue of Class A Notes of the Issuer, designated as its 3.40% Asset Backed Fixed Rate Notes, Class A, Series 2019-A (herein called the “Class A Notes”), all issued under the Series 2019-A Supplement to the Base Indenture dated as of April 24, 2019 (such Base Indenture, as supplemented by the Series 2019-A Supplement and supplements and amendments relating to other series of notes, as supplemented or amended, is herein called the “Indenture”), between the Issuer and Wells Fargo Bank, National Association, as trustee (the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of the Class A Notes. The Class A Notes are subject to all terms of the Indenture. All terms used in this Class A Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture.

Principal of the Class A Notes will be payable on each Payment Date and may be prepaid, in each case, as set forth in the Indenture. “Payment Date” means the fifteenth day of each calendar month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing on May 15, 2019.

All principal payments on the Class A Notes shall be made pro rata to the Class A Noteholders entitled thereto.

Subject to certain limitations set forth in the Indenture, payments of interest on this Class A Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Class A Note, shall be made by wire transfer in immediately available funds to the Person whose name appears as the Class A Noteholder on the Note Register as of the close of business on the immediately preceding Record Date without requiring that this Class A Note be submitted for notation of payment. Any reduction in the principal amount of this Class A Note effected by any payments made on any Payment Date or date of prepayment shall be binding upon all future Class A Noteholders and of any Class A Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted on Schedule A attached hereto. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class A Note on a Payment Date, then the Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the Record Date immediately preceding such Payment Date prior to such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Class A Note at the Trustee’s principal Corporate Trust Office.

Any interest in a Class A Note evidenced by this Temporary Regulation S Global Note is exchangeable for an interest in a Permanent Regulation S Global Note upon the later of (i) the Exchange Date and (ii) the furnishing of a certificate, the form of which is attached as Exhibit E-3 to the Series 2019-A Supplement. Interests in this Temporary Regulation S Global Note are exchangeable for interests in a Permanent Regulation S Global Note or a Restricted Global Note only upon presentation of the applicable certificate required by Section 3.5 of the Series 2019-A Supplement to the Base Indenture. Upon exchange of all interests in this Temporary Regulation

A-2-7	Series 2019-A Supplement

S Global Note for interests in the Permanent Regulation S Global Note and/or the Restricted Global Note, the Trustee shall cancel this Temporary Regulation S Global Note.

Until the provision of the certifications required by Section 3.5 of the Series 2019-A Supplement, beneficial interests in a Regulation S Global Note may only be held through Euroclear or Clearstream or another agent member of Euroclear or Clearstream acting for and on behalf of them.

On any redemption, purchase, exchange or cancellation of any of the beneficial interests represented by this Temporary Regulation S Global Note, details of such redemption, purchase, exchange or cancellation shall be entered by the Paying Agent in Schedule A hereto recording any such redemption, purchase, exchange or cancellation and shall be signed by or on behalf of the Issuer. Upon any such redemption, purchase, exchange or cancellation, the principal amount of this Temporary Regulation S Global Note and the beneficial interests represented by the Permanent Regulation S Global Note shall be reduced or increased, as appropriate, by the principal amount so redeemed, purchased, exchanged or cancelled.

Each Class A Noteholder, by acceptance of a Class A Note, covenants and agrees that by accepting the benefits of the Indenture that such Class A Noteholder will not prior to the date which is one year and one day after the payment in full of the last maturing note of any Series and the termination of the Indenture institute against the Issuer or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United Stated federal or state bankruptcy or similar law in connection with any obligations relating to the Class A Notes, the Indenture or the Transaction Documents.

Each Class A Noteholder, by acceptance of a Class A Note, covenants and agrees that by accepting the benefits of the Indenture that such Class A Noteholder will treat such Class A Note as indebtedness for all federal, state and local income and franchise tax purposes.

Prior to the due presentment for registration of transfer of this Class A Note, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Class A Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class A Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

As provided in the Indenture, no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer under the Indenture, including this Class A Note, against any Seller, the Servicer, the Trustee or any partner, owner, incorporator, beneficiary, beneficial owner, agent, officer, director, employee, shareholder or agent of the Issuer, any Seller, the Servicer or the Trustee except as any such Person may have expressly agreed.

The term “Issuer” as used in this Class A Note includes any successor to the Issuer under the Indenture.

The Class A Notes are issuable only in registered form as provided in the Indenture in denominations as provided in the Indenture, subject to certain limitations therein set forth.

A-2-8	Series 2019-A Supplement

This Class A Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Class A Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class A Note.

A-2-9	Series 2019-A Supplement

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________________

(name and address of assignee)

the within Class A Note and all rights thereunder, and hereby irrevocably constitutes and appoints ____________, attorney, to transfer said Class A Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	[2]
Signature Guaranteed:

——————————

2       NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

A-2-10	Series 2019-A Supplement

SCHEDULE A

SCHEDULE OF EXCHANGES

FOR NOTES REPRESENTED BY THE TEMPORARY

REGULATION S GLOBAL NOTE, THE PERMANENT REGULATION S GLOBAL

NOTE OR THE RESTRICTED GLOBAL NOTE, OR REDEMPTIONS OR

PURCHASES AND CANCELLATIONS

The initial principal balance of this Temporary Regulation S Global Note is $[●]. The following exchanges of a part of this Temporary Regulation S Global Note for the Permanent Regulation S Global Note or the Restricted Global Note or an exchange of a part of the Restricted Global Note for a part of this Temporary Regulation S Global Note, in whole or in part, or redemptions, purchases or cancellation of this Temporary Regulation S Global Note have been made:

Date of exchange, or redemption or purchase or cancellation

Part of principal

amount of this

Temporary

Regulation S

Global Note

exchanged for

Notes represented

by the Permanent

Regulation S

Global Note or the

Restricted Global

Note, or redeemed

or purchased or

cancelled

	Part of principal amount of the Regulation S Global Note exchanged for Notes represented by this Temporary Regulation S Global Note	Remaining principal amount of this Temporary Regulation S Global Note following such exchange, or redemption or purchase or cancellation	Amount of interest paid with delivery of the Permanent Regulation S Global Note	Notation made by or on behalf of the Issuer

A-2-11	Series 2019-A Supplement

EXHIBIT A-3

FORM OF CLASS A PERMANENT REGULATION S GLOBAL NOTE

PERMANENT REGULATION S GLOBAL NOTE

THIS GLOBAL NOTE IS A PERMANENT GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS PERMANENT GLOBAL NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THIS NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY (1) TO A PERSON THAT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (2) OUTSIDE THE UNITED STATES TO A NON U.S. PERSON (AS SUCH TERM IS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN A TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND BASED ON AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE APPROVED BY THE ISSUER OR TRANSFER AGENT, IF THE ISSUER OR TRANSFER AGENT AND REGISTRAR SO REQUEST, IN EACH SUCH CASE, IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, SUBJECT IN EACH OF THE ABOVE CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THE SELLER’S PROPERTY OR THE PROPERTY OF AN INVESTMENT ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN THE SELLER’S OR ACCOUNT’S CONTROL. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY TRANSFEREE FROM IT OF THE RESALE RESTRICTIONS SET FORTH ABOVE.

BY ACQUIRING A CLASS A NOTE (OR ANY INTEREST THEREIN), EACH PURCHASER AND TRANSFEREE (AND IF such PURCHASER OR TRANSFEREE IS A “PLAN” (AS DEFINED BELOW), ITS FIDUCIARY) WILL BE DEEMED TO REPRESENT

A-3-1	Series 2019-A Supplement

AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING THE CLASS A NOTE (OR ANY INTEREST THEREIN) ON BEHALF OF OR WITH THE ASSETS OF A “PLAN” (AS DEFINED BELOW) THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY OR ACCOUNT THAT IS DEEMED TO HOLD PLAN ASSETS OF ANY OF THE FOREGOING (EACH, A “BENEFIT PLAN INVESTOR”), OR ANY “PLAN” (AS DEFINED BELOW) THAT IS SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR (II) ITS ACQUISITION AND HOLDING OF THE CLASS A NOTE (OR ANY INTEREST THEREIN), IN THE CASE OF A BENEFIT PLAN INVESTOR, WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A PLAN SUBJECT TO SIMILAR LAW, WILL NOT GIVE RISE TO A VIOLATION OF SIMILAR LAW. FOR PURPOSES OF THE FOREGOING, “PLAN” MEANS AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA WHETHER OR NOT SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE, OR ANY ENTITY OR ACCOUNT THAT IS DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING.

THE INDENTURE CONTAINS FURTHER RESTRICTIONS ON THE TRANSFER AND RESALE OF THIS NOTE. EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS NOTE, SUBJECT TO THE FOREGOING RESTRICTIONS ON TRANSFERABILITY. IN ADDITION, EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE INDENTURE.

BY ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE AGREES TO THE TERMS AND CONDITIONS SET FORTH IN THE INDENTURE AND HEREIN.

A-3-2	Series 2019-A Supplement

No. REGS-1	$[●]
CUSIP No. [●]
ISIN [●]

SEE REVERSE FOR CERTAIN DEFINITIONS

THE PRINCIPAL OF THIS CLASS A NOTE MAY BE PAYABLE IN INSTALLMENTS AS SET FORTH IN THE INDENTURE DEFINED HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS A NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

CONN’S RECEIVABLES FUNDING 2019-A, LLC

3.40% ASSET BACKED FIXED RATE NOTES, CLASS A, SERIES 2019-A

Conn’s Receivables Funding 2019-A, LLC, a limited liability company organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay Cede & Co., or registered assigns, the principal sum set forth above or such other principal amount set forth on Schedule A attached hereto (which sum shall not exceed $254,530,000), payable on each Payment Date (as defined in the Series 2019-A Supplement) in an amount equal to the Monthly Principal, as defined in the Series 2019-A Supplement, dated as of April 24, 2019 (as amended, supplemented or otherwise modified from time to time, the “Series 2019-A Supplement”), between the Issuer and the Trustee to the Base Indenture (described below); provided, however, that the entire unpaid principal amount of this Class A Note shall be due and payable on October 16, 2023 (the “Legal Final Payment Date”). The Issuer will pay interest on this Class A Note at the Class A Note Rate (as defined in the Series 2019-A Supplement) on each Payment Date until the principal of this Class A Note is paid or made available for payment, on the average daily outstanding principal balance of this Class A Note during the related Interest Period (as defined in the Series 2019-A Supplement). Interest will be computed on the basis set forth in the Indenture. Such principal of and interest on this Class A Note shall be paid in the manner specified on the reverse hereof. The aggregate principal sum of the Class A Regulation S Global Notes and the Class A Restricted Global Note shall not exceed $254,530,000.

The Class A Notes are subject to Optional Redemption in accordance with the Indenture on any Business Day if, as of the last day of the previous Monthly Period, the Outstanding Receivables Balance has declined to 15% or less of the Outstanding Receivables Balance as of the Cut-Off Date. The Class A Notes are also subject to redemption upon the exercise by the Servicer of the Optional Purchase.

The principal of and interest on this Class A Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Class A Note set forth on the reverse hereof and to the Indenture, which shall have the same effect as though fully set forth on the face of this Class A Note.

A-3-3	Series 2019-A Supplement

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Class A Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

A-3-4	Series 2019-A Supplement

IN WITNESS WHEREOF, the Issuer, has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.

CONN’S RECEIVABLES FUNDING 2019-A, LLC

By:
Authorized Officer

Attested to:

By:
Authorized Officer

A-3-5	Series 2019-A Supplement

CERTIFICATE OF AUTHENTICATION

This is one of the Class A Notes referred to in the within mentioned Series 2019-A Supplement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:
Authorized Officer

A-3-6	Series 2019-A Supplement

[REVERSE OF NOTE]

This Class A Note is one of a duly authorized issue of Class A Notes of the Issuer, designated as its 3.40% Asset Backed Fixed Rate Notes, Class A, Series 2019-A (herein called the “Class A Notes”), all issued under the Series 2019-A Supplement to the Base Indenture dated as of April 24, 2019 (such Base Indenture, as supplemented by the Series 2019-A Supplement and supplements relating to other series of notes, as supplemented or amended, is herein called the “Indenture”), between the Issuer and Wells Fargo Bank, National Association, as trustee (the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Class A Noteholders. The Class A Notes are subject to all terms of the Indenture. All terms used in this Class A Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture.

Principal of the Class A Notes will be payable on each Payment Date and may be prepaid, in each case, as set forth in the Indenture. “Payment Date” means the fifteenth day of each calendar month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing on May 15, 2019.

All principal payments on the Class A Notes shall be made pro  rata to the Class A Noteholders entitled thereto.

Subject to certain limitations set forth in the Indenture, payments of interest on this Class A Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Class A Note, shall be made by wire transfer in immediately available funds to the Person whose name appears as the Class A Noteholder on the Note Register as of the close of business on the immediately preceding Record Date without requiring that this Class A Note be submitted for notation of payment. Any reduction in the principal amount of this Class A Note effected by any payments made on any Payment Date or date of prepayment shall be binding upon all future Class A Noteholders and of any Class A Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted on Schedule A attached hereto. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class A Note on a Payment Date, then the Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the Record Date immediately preceding such Payment Date prior to such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Class A Note at the Trustee’s principal Corporate Trust Office.

On any redemption, purchase, exchange or cancellation of any of the beneficial interest represented by this Permanent Regulation S Global Note, details of such redemption, purchase, exchange or cancellation shall be entered by the Paying Agent in Schedule A hereto recording any such redemption, purchase, exchange or cancellation and shall be signed by or on behalf of the Issuer. Upon any such redemption, purchase, exchange or cancellation, the principal amount of this Permanent Regulation S Global Note and the beneficial interests represented by this Permanent Regulation S Global Note shall be reduced or increased, as appropriate, by the principal amount so redeemed, purchased, exchanged or cancelled.

A-3-7	Series 2019-A Supplement

Each Class A Noteholder, by acceptance of a Class A Note, covenants and agrees that by accepting the benefits of the Indenture that such Class A Noteholder will not prior to the date which is one year and one day after the payment in full of the last maturing note of any Series and the termination of the Indenture institute against the Issuer or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Class A Notes, the Indenture or the Transaction Documents.

Each Class A Noteholder, by acceptance of a Class A Note, covenants and agrees that by accepting the benefits of the Indenture that such Class A Noteholder will treat such Class A Note as indebtedness for all federal, state and local income and franchise tax purposes.

Prior to the due presentment for registration of transfer of this Class A Note, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Class A Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class A Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

As provided in the Indenture, no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer under the Indenture, including this Class A Note, against any Seller, the Servicer, the Trustee or any partner, owner, incorporator, beneficiary, beneficial owner, agent, officer, director, employee, shareholder or agent of the Issuer, any Seller, the Servicer or the Trustee except as any such Person may have expressly agreed.

The term “Issuer” as used in this Class A Note includes any successor to the Issuer under the Indenture.

The Class A Notes are issuable only in registered form as provided in the Indenture in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Class A Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Class A Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class A Note.

A-3-8	Series 2019-A Supplement

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________________

(name and address of assignee)

the within Class A Note and all rights thereunder, and hereby irrevocably constitutes and appoints ____________, attorney, to transfer said Class A Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	[3]

Signature Guaranteed:

——————————

3       NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

A-3-9	Series 2019-A Supplement

SCHEDULE A

SCHEDULE OF EXCHANGES

BETWEEN THIS PERMANENT REGULATION S

GLOBAL NOTE AND THE TEMPORARY REGULATION S GLOBAL NOTE AND

THE RESTRICTED GLOBAL NOTE,

OR REDEMPTIONS OR PURCHASES AND CANCELLATIONS

The initial principal balance of this Permanent Regulation S Global Note is $[●]. The following increases or decreases in the principal amount of this Permanent Regulation S Global Note or redemptions, purchases or cancellation of this Permanent Regulation S Global Note have been made:

Date of exchange, or redemption or purchase or cancellation

Increases or decreases in

principal amount of this

Permanent Regulation S

Global Note due to

exchanges between the

Temporary Regulation S

Global Note or the

Restricted Global Note

and this Permanent

Regulation S Global

Note

	Remaining principal amount of this Permanent Regulation S Global Note following such exchange, or redemption or purchase or cancellation	Notation made by or on behalf of the Issuer

A-3-10	Series 2019-A Supplement

EXHIBIT B-1

FORM OF 144A CLASS R ASSET BACKED NOTES

RESTRICTED GLOBAL NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THIS NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY TO A PERSON THAT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND BASED ON AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE APPROVED BY THE ISSUER OR TRANSFER AGENT, IF THE ISSUER OR TRANSFER AGENT AND REGISTRAR SO REQUEST, IN EACH SUCH CASE, IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, SUBJECT IN EACH OF THE ABOVE CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THE SELLER’S PROPERTY OR THE PROPERTY OF AN INVESTMENT ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN THE SELLER’S OR ACCOUNT’S CONTROL. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY TRANSFEREE FROM IT OF THE RESALE RESTRICTIONS SET FORTH ABOVE.

BY ACQUIRING THIS NOTE (OR ANY INTEREST HEREIN), EACH PURCHASER OR TRANSFEREE (AND IF THE PURCHASER OR TRANSFEREE IS A “PLAN” (AS DEFINED BELOW), ITS FIDUCIARY) WILL BE DEEMED TO REPRESENT AND WARRANT THAT IT IS NOT ACQUIRING THIS NOTE (OR ANY INTEREST HEREIN) ON BEHALF OF OR WITH THE ASSETS OF (I) A “PLAN” (AS DEFINED BELOW) THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY OR ACCOUNT THAT IS DEEMED TO HOLD PLAN ASSETS OF ANY OF THE FOREGOING, OTHER THAN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) (A) WHOSE UNDERLYING ASSETS INCLUDE LESS THAN 25% “PLAN ASSETS” (CALCULATED IN ACCORDANCE WITH 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42)

B-1-1	Series 2019-A Supplement

OF ERISA), (B) THAT IS NOT AND IS NOT AFFILIATED WITH A PERSON OR ENTITY THAT HAS DISCRETIONARY AUTHORITY OR CONTROL WITH RESPECT TO THE ASSETS OF THE ISSUER OF THIS NOTE OR PROVIDES INVESTMENT ADVICE FOR A FEE (DIRECT OR INDIRECT) WITH RESPECT TO THE ASSETS OF THE ISSUER OF THIS NOTE, AND (C) THAT SATISFIES THE CONDITIONS FOR RELIEF UNDER PTCE 95-60 IN CONNECTION WITH THE ACQUISITION AND HOLDING OF THIS NOTE (OR ANY INTEREST HEREIN), OR (II) ANY “PLAN” (AS DEFINED BELOW) THAT IS SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) IF SUCH ACQUISITION OR HOLDING OF THIS NOTE (OR ANY INTEREST HEREIN) WOULD GIVE RISE TO A VIOLATION OF SIMILAR LAW OR CAUSE THE ASSETS OF THE ISSUER OF THIS NOTE TO BE CONSIDERED PLAN ASSETS OF SUCH PLAN. FOR PURPOSES OF THE FOREGOING, “PLAN” MEANS AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA WHETHER OR NOT SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE, OR ANY ENTITY OR ACCOUNT THAT IS DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING.

THE INDENTURE (AS DEFINED BELOW) CONTAINS FURTHER RESTRICTIONS ON THE TRANSFER AND RESALE OF THIS NOTE. EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS NOTE, SUBJECT TO THE FOREGOING RESTRICTIONS ON TRANSFERABILITY. IN ADDITION, EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE INDENTURE.

BY ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE AGREES TO THE TERMS AND CONDITIONS SET FORTH IN THE INDENTURE AND HEREIN.

EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

B-1-2	Series 2019-A Supplement

No. R144A-[_]	$[●]
CUSIP No. [______]
ISIN [______]

SEE REVERSE FOR CERTAIN DEFINITIONS

CONN’S RECEIVABLES FUNDING 2019-A, LLC

[●]% ASSET BACKED NOTES, CLASS R, SERIES 2019-A

Conn’s Receivables Funding 2019-A, LLC, a limited liability company organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay Cede & Co., or registered assigns, the principal sum set forth above or such other principal sum set forth on Schedule A attached hereto, which sum shall not exceed [●] DOLLARS ($[●]), on each Payment Date the Issuer shall pay Cede & Co or its registered assigns in an amount equal to the aggregate amount, if any, payable to Class R Noteholders on such Monthly Payment Date pursuant to Section 5.15 of the Series 2019-A Supplement, dated as of April 24, 2019 (as amended, supplemented or otherwise modified from time to time, the “Series 2019-A Supplement”), between the Issuer and the Trustee to the Base Indenture (described below); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the final date of distribution to the Class A Noteholders, Class B Noteholders and Class C Noteholders.

Principal of this Note shall be paid in the manner specified on the reverse hereof.

The principal of this Note is payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Class R Note set forth on the reverse hereof and to the Indenture, which shall have the same effect as though fully set forth on the face of this Class R Note.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Class R Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

B-1-3	Series 2019-A Supplement

IN WITNESS WHEREOF, the Issuer, has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.

CONN’S RECEIVABLES FUNDING 2019-A, LLC

By
Authorized Officer
Attested to:

By:
Authorized Officer

B-1-4	Series 2019-A Supplement

CERTIFICATE OF AUTHENTICATION

This is one of the Class R Notes referred to in the within mentioned the Series 2019-A Supplement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:
Authorized Officer

B-1-5	Series 2019-A Supplement

[REVERSE OF NOTE]

This Class R Note is one of a duly authorized issue of Class R Notes of the Issuer, designated as its Asset Backed Notes, Class R, Series 2019-A (herein called the “Class R Notes”), all issued under the Series 2019-A Supplement to the Base Indenture dated as of April 24, 2019 (such Base Indenture, as supplemented by the Series 2019-A Supplement and supplements and amendments relating to other series of notes, as supplemented or amended, is herein called the “Indenture”), between the Issuer and Wells Fargo Bank, National Association, as trustee (the “Trustee,” which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Class R Noteholders. The Class R Notes are subject to all terms of the Indenture. All terms used in this Class R Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture.

On each Monthly Payment Date, distributions on the Class R Notes will be paid to the Class R Noteholders on a pro rata basis up to the amounts available therefor, as and to the extent provided for by Section 5.15 of the Series 2019-A Supplement. “Payment Date” means the fifteenth day of each calendar month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing on May 15, 2019.

All principal payments on the Class R Notes shall be made pro rata to the Class R Noteholders entitled thereto.

Subject to certain limitations set forth in the Indenture, payments to the Class R Notes shall be made by wire transfer in immediately available funds to the Person whose name appears as the Class R Noteholder on the Note Register as of the close of business on the immediately preceding Record Date without requiring that this Class R Note be submitted for notation of payment. Any reduction in the principal amount of this Class R Note effected by any payments made on any Payment Date or date of prepayment shall be binding upon all future Class R Noteholders and of any Class R Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted on Schedule A attached hereto. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class R Note on a Payment Date, then the Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the Record Date immediately preceding such Payment Date prior to such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Class R Note at the Trustee’s Corporate Trust Office.

On any redemption, purchase, exchange or cancellation of any of the beneficial interests represented by this Restricted Global Note, details of such redemption, purchase, exchange or cancellation shall be entered by the Paying Agent in Schedule A hereto recording any such redemption, purchase, exchange or cancellation and shall be signed by or on behalf of the Issuer. Upon any such redemption, purchase, exchange or cancellation, the principal amount of this Restricted Global Note and the beneficial interests represented by the Restricted Global Note shall be reduced or increased, as appropriate, by the principal amount so redeemed, purchased, exchanged or cancelled.

B-1-6	Series 2019-A Supplement

Each Class R Noteholder, by acceptance of a Class R Note, covenants and agrees that by accepting the benefits of the Indenture that such Class R Noteholder will not prior to the date which is one year and one day after the payment in full of the last maturing note of any Series and the termination of the Indenture institute against the Issuer or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Transaction Documents.

Each Class R Noteholder, by acceptance of a Class R Note, covenants and agrees that by accepting the benefits of the Indenture that such Noteholder will treat such Note as equity for all Federal, state and local income and franchise tax purposes.

Prior to the due presentment for registration of transfer of this Class R Note, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Class R Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class R Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

As provided in the Indenture, no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer under the Indenture, including this Class R Note, against the Seller, the Receivables Trust, the Servicer, the Trustee or any partner, owner, incorporator, beneficiary, beneficial owner, agent, officer, director, employee, shareholder or agent of the Issuer, the Seller, the Receivables Trust, the Servicer or the Trustee except as any such Person may have expressly agreed.

The term “Issuer” as used in this Class R Note includes any successor to the Issuer under the Indenture.

The Class R Notes are issuable only in registered form as provided in the Indenture in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Class R Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

B-1-7	Series 2019-A Supplement

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________________

(name and address of assignee)

the within Class R Note and all rights thereunder, and hereby irrevocably constitutes and appoints ____________, attorney, to transfer said Class R Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	[4]

Signature Guaranteed:

——————————

4       NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

B-1-8	Series 2019-A Supplement

SCHEDULE A

SCHEDULE OF REDEMPTIONS

OR PURCHASES AND CANCELLATIONS

The following redemptions, purchases or cancellation of this Restricted Global Note have been made:

Date of redemption or purchase or cancellation	Remaining principal amount of this Restricted Global Note following such redemption or purchase or cancellation	Notation made by or on behalf of the Issuer

B-1-9	Series 2019-A Supplement

EXHIBIT C

FORM OF MONTHLY SERVICER REPORT

CONN’S RECEIVABLES FUNDING 2019-A, LLC
Monthly Noteholders' Statement and Servicer Report

Monthly Period Beginning:
Monthly Period Ending:
Previous Payment Date/Close Date:
Payment Date:
30/360 Days:

I.	OUTSTANDING RECEIVABLES BALANCE CALCULATION

{1}	Beginning of period Outstanding Receivables Balance	{1}

Monthly principal amounts

{2}	Principal payments	{2}
{3}	Outstanding Receivables that became Defaulted Receivables	{3}
{4}	Reversal of Earned Finance Charges for Cash Option & EPNI Receivables	{4}
{5}	Repurchased Receivables (Rep. and Warranty Breaches)	{5}

{6}	Total Change in Outstanding Receivables Balance	{6}

{7}	End of period Outstanding Receivables Balance	{7}

{8}	Pool Factor (End of period Outstanding Receivables Balance/ Cut-off Date Outstanding Receivables Balance)	{8}

II.	NOTE BALANCE CALCULATION

			Class A		Class B		Class C
			$	Note Factor	$	Note Factor	$	Note Factor
{9}	Original Note Balance	{9}
{10}	Beginning of period Note Balance	{10}
{11}	Principal Distribution Allocation	{11}
{12}	End of period Note Balance	{12}
{13}	Total Distribution (Principal and Interest) for the Monthly Period	{13}

III.	RECONCILIATION OF COLLECTION ACCOUNT

Available Funds

{14}	Total Principal Payments (including repurchased receivables + Reversal of Earned Finance Charges for Cash Option & EPNI Receivables)	{14}
{15}	Recoveries	{15}
{16}	Finance Charges (less reversal of Earned Financed Charges for Cash Option Receivables)	{16}
{17}	Other amounts received	{17}
{18}	Reserve Fund and Collection Account Interest	{18}

{19}	Total Available Funds	{19}

Recoveries
{20}	Principal recoveries received (net of recovery expenses)	{20}
{21}	RSA refunds received	{21}
{22}	Sales tax refunds received	{22}
{23}	Total Recoveries	{23}

Distributions
{24}	(i) Trustee fees and expenses (cap of $50,000 per annum for expenses and indemnities, unless the Notes have been accelerated)	{24}
{25}	Receivables Trust Trustee fees and expenses (cap of $50,000 per annum for expenses and indemnities, unless the Notes have been accelerated)	{25}
{26}	Back-Up Servicer fees and expenses (cap of $50,000 per annum for expenses and indemnities, unless the Notes have been accelerated)	{26}
{27}	Servicer Transition Costs up to $115,000	{27}
{28}	Trustee, Receivable Trust Trustee and Back-Up Servicer Fees and Expenses	{28}

{29}	(ii) Servicing Fee	{29}
(iii) Class A Interest

	Class	Beginning Note Balance	Interest Rate	Days	Days Basis	Calculated Interest	Deficiency Amount	Additional Interest
{30}	A	$0.00	2.73%	0	30 / 360	$0.00	$0.00	$0.00	{30}

{31}	(iv) First Priority Principal Distribution Amount	{31}

(v) Class B Interest

	Class	Beginning Note Balance	Interest Rate	Days	Days Basis	Calculated Interest	Deficiency Amount	Additional Interest
{32}	B	$0.00	4.52%	0	30 / 360	$0.00	$0.00	$0.00	{32}

{33}	(vi) Second Priority Principal Distribution Amount	{33}

(vii) Class C Interest

	Class	Beginning Note Balance	Interest Rate	Days	Days Basis	Calculated Interest	Deficiency Amount	Additional Interest
{34}	C	$0.00	5.95%	0	30 / 360	$0.00	$0.00	$0.00	{34}

{35}	(viii) Third Priority Principal Distribution Amount	{35}
{36}	(iv) Reserve Account, the amount needed (if any) to bring to the Specified Reserve Account Balance	{36}
{37}	(x) Regular Principal Distribution Amount	{37}
{38}	(xi) Additional fee and expenses to the Trustee, the Receivables Trust Trustee, the Back-Up Servicer, and any successor Servicer to the extent not paid in (i)	{38}
{39}	(xii) Remaining amounts to holders of Class R Notes	{39}
{40}	Principal Distribution Allocation (iv)+(vi)+(viii)+(x)	{40}
{41}	Total Distribution Amount	{41}

IV.	RECONCILIATION OF RESERVE FUND

{42}	Beginning of period Reserve Fund balance	{42}
{43}	Deposit to Reserve Fund (including interest)	{43}
{44}	Release from Reserve Fund (including interest)	{44}
{45}	End of period Reserve Fund balance	{45}

C-1	Series 2019-A Supplement

CONN’S RECEIVABLES FUNDING 2019-A, LLC

Monthly Noteholders' Statement and Servicer Report

Monthly Period Beginning:
Monthly Period Ending:
Previous Payment Date/Close Date:
Payment Date:
30/360 Days:

{46}	Reserve Fund Required Amount (1.50% of the Pool Balance as of the Cut-Off Date, 1.25% once OC>30%<35%, 1.00% once OC>35%)	{46}
{47}	Change in Reserve Fund balance from prior period	{47}

V.	OVERCOLLATERALIZATION

{48}	End of period Outstanding Receivables Balance	{48}
{49}	End of period Note Balance	{49}

{50}	Overcollateralization amount at the end of the Monthly Period	{50}
{51}	Overcollateralization % of Outstanding Receivables Balance at the end of the Monthly Period	{51}
Overcollateralization Deficiency

VI.	STATISTICAL DATA

			At closing	Previous Month	Current Month
{52}	Outstanding Receivables Balance	{52}
{53}	Weighted average APR	{53}
{54}	Weighted average Age	{54}
{55}	Weighted average Remaining Term	{55}
{56}	Number of Receivables	{56}

	Cash Option Receivables		At closing	Previous Month	Current Month
{57}	Number of Cash Option Receivable Accounts that exercised Cash Option during current Monthly Period	{57}
{58}	Aggregate previous Earned Finance Charges of exercised Cash Option Receivables	{58}
{59}	Outstanding Receivables Balance of Cash Option Receivables	{59}
{60}	Number of Cash Option Receivables	{60}
{61}	% of Eligible Receivables that are Cash Option Receivables as of End of current Monthly Period	{61}
{62}	Weighted average Age of Cash Option Receivables	{62}
{63}	Weighted average Remaining Term of Cash Option Receivables	{63}

VII.	DELINQUENCY DATA

			Outstanding Receivables Balance	% Total
{64}	Current	{64}
{65}	31-60 days delinquent	{65}
{66}	61-90 days delinquent	{66}
{67}	91-120 days delinquent	{67}
{68}	121-150 days delinquent	{68}
{69}	151-180 days delinquent	{69}
{70}	181-209 days delinquent	{70}
{71}	Total Delinquencies	{71}

			# of Accounts	Balance
{72}	Count and Balance of loans that have ever been Re-aged	{72}
{73}	Count and Balance of loans that have ever been Re-aged - current month	{73}

VIII.	PERFORMANCE DATA

{74}	Total Outstanding Receivables Balance that became Defaulted Receivables during current Monthly Period	{74}
{75}	Total Recoveries received during current Monthly Period	{75}
{76}	Aggregate Net Investor Loss Amount for Current Monthly Period	{76}
% Cut-off Balance
{77}	Cumulative Outstanding Receivables Balance that became Defaulted Receivables	{77}		Trigger Threshold	Trigger Event
{78}	Cumulative Aggregate Net Investor Loss Amount	{78}
{79}	3mo Average Annualized Net Loss	{79}

{80}	Current Monthly Period	{80}
{81}	Last Month	{81}
{82}	Two Months Prior	{82}			Trigger Threshold	Trigger Event
{83}	Recovery Rate	{83}
			Recovery	Defaults
{84}	Current Monthly Period	{84}
{85}	Last Month	{85}
{86}	Two Months Prior	{86}

CONN APPLIANCES, INC, as Servicer

Name:
Title:

C-2	Series 2019-A Supplement

EXHIBIT D-1

FORM OF TRANSFER CERTIFICATE

To:	[___________],

as Trustee and Transfer Agent and Registrar

[ADDRESS]

[ADDRESS]

Attention: [__________]

Re:	[____________], LLC: [__]% Asset Backed

Fixed Rate Notes, Class [A][B][C][R], Series 2019-A (CUSIP No. [_________])

This Certificate relates to $_____________ principal amount of Class [A][B][C][R] Notes held in

by                                        (the “Transferor”) issued pursuant to the Base Indenture, dated as of April 24, 2019, between Conn’s Receivables Funding 2019-A, LLC, as Issuer, and Wells Fargo Bank, National Association, as Trustee (as amended, supplemented or otherwise modified from time to time, the “Base Indenture”) and the Series 2019-A Supplement thereto, dated as of April 24, 2019 (as amended, supplemented or otherwise modified from time to time, the “Series Supplement” and, together with the Base Indenture, the “Indenture”). Capitalized terms used herein and not otherwise defined, shall have the meanings given thereto in the Indenture.

The Transferor has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with such request and in respect of each such Note, the Transferor does hereby certify as follows:

☐ Such Note is being acquired for its own account.

☐ Such Note is being transferred pursuant to and in accordance with Rule 144A under the Securities Act, and, accordingly, the Transferor further certifies that the Series 2019-A Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Series 2019-A Notes for its own account, or for an account with respect to which such Person exercises sole investment discretion, and such Person and such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A.

D-1-1	Series 2019-A Supplement

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Date:

D-1-2	Series 2019-A Supplement

EXHIBIT E-1

FORM OF CLASS R TRANSFEREE CERTIFICATION

Wells Fargo Bank, National Association,

as Trustee and Transfer Agent and Registrar

MAC N9300-061

600 S 4th St.

Minneapolis, Minnesota 55479

Attention: Corporate Trust Services/Asset-Backed Administration

Ladies and Gentlemen:

In connection with our proposed purchase of $[__] Asset-Backed Notes, Class R, Series 2019-A (the “Class R Notes”) of Conn’s Receivables Funding 2019-A, LLC (the “Issuer”), a limited liability company formed by Conn Appliances Funding, LLC (the “Depositor”), we confirm that:

(i)	In connection with the transfer, such transferee is providing the requisite identifying information necessary for the Issuer to provide to such transferee statements of the partnership as described in Code sections 6221(b) and 6226(a)(2) as revised by the Bipartisan Budget Act of 2015. It will also provide any reasonably requested information, documentation or material to enable the Issuer to make any of the elections described in Code section 6221(b) and 6226(a)(2) or to otherwise comply with Sections 6221 through 6241 of the Code as revised by the Bipartisan Budget Act of 2015.

(ii)	We will not transfer any beneficial interest in the Class R Note (directly, through a participation thereof, or otherwise) unless, prior to the transfer, the transferee of such beneficial interest shall have executed and delivered to the Trustee and the Transfer Agent and Registrar, and any of their respective successors or assigns, a Transferee Certification substantially in the form of this Exhibit.

(iii)	This Transferee Certification has been duly executed and delivered and constitutes our legal, valid and binding obligation, enforceable against us in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors’ rights generally and general principles of equity, and indemnification sought in respect of securities laws violations may be limited by public policy.

(iv)	We acknowledge that the Depositor, the Issuer, the Trustee, the Initial Purchasers and others will rely on the truth and accuracy of the foregoing representations and warranties, and agree that if we become aware that any of the foregoing made by it or deemed to have been made by us are no longer accurate, we shall promptly notify the Issuer.

(v)	It is not acquiring a Class R Note (or any interest therein) on behalf of or with the assets of (a) a Benefit Plan Investor other than an “insurance company general account” (as

E-1-1	Series 2019-A Supplement

defined in Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) (I) whose underlying assets include less than 25% “plan assets” (calculated in accordance with 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA), (II) that is not an ERISA Controlling Person, and (III) that satisfies the conditions for relief under PTCE 95-60 in connection with the acquisition and holding of the Class R Notes (or any interest therein) or (b) any Plan that is subject to Similar Law if such acquisition or holding of the Class R Note (or any interest therein, as applicable) would give rise to a violation of Similar Law or cause the assets of the Issuer to be considered plan assets of such Plan.

Any capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Series Supplement dated April 24, 2019.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

By:

Name:

Title:

E-1-2	Series 2019-A Supplement

EXHIBIT E-2

[RESERVED]

E-2-1	Series 2019-A Supplement

EXHIBIT E-3

FORM OF CERTIFICATE TO BE DELIVERED TO

EXCHANGE TEMPORARY REGULATION S GLOBAL NOTE

FOR PERMANENT REGULATION S GLOBAL NOTE

Wells Fargo Bank, National Association,

as Trustee

MAC N9300-061

600 S 4th St.

Minneapolis, Minnesota 55479

Attention: Corporate Trust Services/Asset-Backed Administration

Reference is hereby made to the Base Indenture, dated as of April 24, 2019, between Conn’s Receivables Funding 2019-A, LLC, as Issuer, and Wells Fargo Bank, National Association, as Trustee (as amended, supplemented otherwise modified from time to time, the “Base Indenture”) and the Series 2019-A Supplement thereto, dated as of April 24, 2019 (as amended, supplemented or otherwise modified from time to time, the “Series Supplement” and, together with the Base Indenture, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Base Indenture.

This is to certify that we have received in writing, by tested telex or by electronic transmissions from noteholders appearing in our records as persons being entitled to a portion of the principal amount of the Class A Notes represented by the Temporary Regulation S Note equal to, as of the date hereof, U.S. $_______ (our “Class A Noteholders”), certificates with respect to such portion, substantially to the effect set forth in Exhibit A hereto.

We further certify (i) that we are not making available herewith for exchange any portion of the Temporary Regulation S Global Note excepted in such certificates and (ii) that as of the date hereof we have not received any notification from any of our Class A Noteholders to the effect that the statements made by such Class A Noteholder with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as at the date hereof. We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certification and related Exhibit(s) to any interested party in such proceedings.

E-3-1	Series 2019-A Supplement

Dated: _______________, [_______]5

Yours faithfully,

[Euroclear/Clearstream],

By:
Name:
Title:

5       To be dated no earlier than the earliest of the Exchange Date or the relevant Interest Payment Date or the redemption date (as the case may be).

E-3-2	Series 2019-A Supplement

EXHIBIT A

[Euroclear/Clearstream]

Re:	Conn’s Receivables Funding 2019-A, LLC, —[__]% Asset Backed

Fixed Rate Notes, Class A, Series 2019-A (CUSIP (CINS) No. [______])

Ladies and Gentlemen:

Reference is hereby made to the Base Indenture, dated as of April 24, 2019 (as amended, supplemented or otherwise modified from time to time, the “Base Indenture”), between Conn’s Receivables Funding 2019-A, LLC, (the “Issuer”) and Wells Fargo Bank, National Association, as Trustee and the Series 2019-A Supplement thereto, dated as of April 24, 2019 (as amended, supplemented or otherwise modified from time to time, the “Series Supplement” and, together with the Base Indenture, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to $______ principal amount of Class A Notes which are represented by a beneficial interest in the Temporary Regulation S Global Note held with [Euroclear/Clearstream] (ISIN CODE [_____]) through DTC by or on behalf of the undersigned as beneficial owner (the “Holder”) which bears a legend outlining restrictions upon transfer of such interests in such Class A Note. Pursuant to subsection 3.5(a)(ii) of the Series Supplement, the Holder hereby certifies that it is not (or it holds such securities on behalf of an account that is not) a “U.S. person” as such term is defined in Regulation S promulgated under the U.S. Securities Act of 1933, as amended (“Regulation S”). Accordingly, you are hereby requested to exchange such beneficial interest in the Temporary Regulation S Global Note for a beneficial interest in the Permanent Regulation S Global Note representing an identical principal amount of Class A Notes, all in the manner provided for in the Series Supplement.

E-3-3	Series 2019-A Supplement

Each of you is entitled to rely upon this letter and is irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Capitalized terms used but not defined in this certificate have the meanings set forth in Regulation S.

Very truly yours,
[NAME OF HOLDER]

By:
Authorized Signature

Dated: _______________, [_______]

E-3-4	Series 2019-A Supplement

EXHIBIT E-4

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER OR EXCHANGE FROM RESTRICTED GLOBAL

NOTE TO TEMPORARY REGULATION S GLOBAL NOTE

 (exchanges or transfers pursuant to

Section 3.5 of the Series Supplement)

Wells Fargo Bank, National Association,

as Trustee and Transfer Agent and Registrar

MAC N9300-061

600 S 4th St.

Minneapolis, Minnesota 55479

Attention: Corporate Trust Services/Asset-Backed Administration

Re:	Conn’s Receivables Funding 2019-A, LLC, (the “Issuer”)

[__]% Asset Backed Fixed Rate

Notes, Class A, Series 2019-A (CUSIP No. [_______]) (the “Notes”)

Reference is hereby made to the Base Indenture, dated as of April 24, 2019 (as amended, supplemented or otherwise modified from time to time, the “Base Indenture”), between the Issuer and Wells Fargo Bank, National Association, as Trustee and the Series 2019-A Supplement thereto, dated as of April 24, 2019 (as amended, supplemented or otherwise modified from time to time, the “Series Supplement” and, together with the Base Indenture, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to $_______ principal amount of the Class A Notes represented by a beneficial interest in the Restricted Global Note held with DTC by or on behalf of the undersigned as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of its beneficial interest for an interest in the Temporary Regulation S Global Series 2019-A Note (CUSIP (CINS) No. [____________]) to be held with [Euroclear] [Clearstream] (ISIN Code [_______]) through DTC.

In connection with such request and in respect of such Class A Note, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Class A Notes and the Series Supplement and pursuant to and in accordance with Regulation S and any applicable laws of the relevant jurisdiction, and accordingly the Transferor does hereby certify that:

(1)	the offer of the Class A Notes was not made to a person in the United States;

(2)	(A)	at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States, or

E-4-1	Series 2019-A Supplement

(B)	the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(3)          no directed selling efforts have been made in contravention of the requirements of Regulation S;

(4)          the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)          upon completion of the transaction, the beneficial interest being transferred as described above will be held with DTC through Euroclear or Clearstream or both (ISIN Code [__________]).

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________, [______]

E-4-2	Series 2019-A Supplement

EXHIBIT E-5

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER OR EXCHANGE FROM RESTRICTED GLOBAL

NOTE TO PERMANENT REGULATION S GLOBAL NOTE

(exchanges or transfers pursuant to

Section 3.5 of the Series Supplement)

Wells Fargo Bank, National Association,

as Trustee and Transfer Agent and Registrar

MAC N9300-061

600 S 4th St.

Minneapolis, Minnesota 55479

Attention: Corporate Trust Services/Asset-Backed Administration

Re:	Conn’s Receivables Funding 2019-A, LLC, (the “Issuer”)

[__]% Asset Backed Fixed Rate

Notes, Class A, Series 2019-A (CUSIP No. [____]) (the “Notes”)

Reference is hereby made to the Base Indenture, dated as of April 24, 2019 (as amended, supplemented or otherwise modified from time to time, the “Base Indenture”), between the Issuer and Wells Fargo Bank, National Association, as Trustee and the Series 2019-A Supplement thereto, dated as of April 24, 2019 (as amended, supplemented or otherwise modified from time to time, the “Series Supplement” and, together with the Base Indenture, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to $_______ principal amount of the Class A Notes represented by a beneficial interest in the Restricted Global Note held with DTC by or on behalf of the undersigned as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of its beneficial interest for an interest in the Permanent Regulation S Global Note (CUSIP (CINS) No. [_________]).

In connection with such request and in respect of such Class A Notes, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Class A Notes and the Series Supplement and pursuant to and in accordance with Regulation S and any applicable securities laws of the relevant jurisdiction and that:

(1)          the offer of the Class A Notes was not made to a person in the United States;

(2)	(A)	at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States, or

E-5-1	Series 2019-A Supplement

(B)	the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(3)          no directed selling efforts have been made in contravention of the requirements of Regulation S, and

(4)          the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Dated: ________________, [____]

E-5-2	Series 2019-A Supplement

EXHIBIT E-6

FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR

EXCHANGE FROM TEMPORARY REGULATION S GLOBAL NOTE

TO RESTRICTED GLOBAL NOTE

(exchanges or transfers pursuant to

Section 3.5 of the Series Supplement)

Wells Fargo Bank, National Association,

as Trustee and Transfer Agent and Registrar

MAC N9300-061

600 S 4th St.

Minneapolis, Minnesota 55479

Attention: Corporate Trust Services/Asset-Backed Administration

Re:	Conn’s Receivables Funding 2019-A, LLC (the “Issuer”)

[__]% Asset Backed Fixed Rate

Notes, Class A, Series 2019-A (CUSIP No. [_____]) (the “Notes”)

Reference is hereby made to the Base Indenture, dated as of April 24, 2019 (as amended, supplemented or otherwise modified from time to time, the “Base Indenture”), between the Issuer and Wells Fargo Bank, National Association, as Trustee and the Series 2019-A Supplement thereto dated as of April 24, 2019 (as amended, supplemented or otherwise modified from time to time, the “Series Supplement” and, together with the Base Indenture, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to $______ principal amount of Class A Notes which are represented by a beneficial interest in the Temporary Regulation S Global Note (CUSIP) (CINS) No. [________] with Euroclear/Clearstream6 (ISIN Code [_________]) through DTC by or on behalf of [the undersigned] as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of its beneficial interest in the Temporary Regulation S Global Note for an interest in the Restricted Global Note (CUSIP No. [__________]).

In connection with such request, and in respect of the Notes, the Transferor does hereby certify that such Class A Notes are being transferred in accordance with Rule 144A and in compliance with any applicable state securities laws, to a transferee that is purchasing the Class A Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A.

6       Select appropriate depositary.

E-6-1	Series 2019-A Supplement

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Dated: _________________, [_____]

E-6-2	Series 2019-A Supplement

SCHEDULE 1

LIST OF PROCEEDINGS

None

Sch. 1-1	Series 2019-A Supplement